                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               JPS AUTOMOTIVE L.P.

                                       AND

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                            DATED AS OF JUNE 30, 1997






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                                TABLE OF CONTENTS

                                                                                                              Page No.
                                                                                                              --------
ARTICLE I.   DEFINITIONS.......................................................................................  1
         Section 1.1.  Definitions.............................................................................  1
         Section 1.2.  Use of Defined Terms.................................................................... 11
         Section 1.3.  Accounting Terms and Determinations..................................................... 12
         Section 1.4.  Sections, Exhibits and Schedules........................................................ 12
         Section 1.5.  Miscellaneous Terms..................................................................... 12

ARTICLE II.  SALE AND PURCHASE................................................................................. 12
         Section 2.1.  Sale and Purchase of the Acquired Assets................................................ 12
         Section 2.2.  Acquired Assets and Excluded Assets..................................................... 12
         Section 2.3.  Assumption of Liabilities............................................................... 14
         Section 2.4.  Purchase Price.......................................................................... 17
         Section 2.5.  Purchase Price Adjustment............................................................... 17

ARTICLE III. CLOSING........................................................................................... 20
         Section 3.1.  The Closing............................................................................. 20

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................... 20
         Section 4.1.  Organization; Good Standing; Power and Qualification.................................... 20
         Section 4.2.  No Conflict or Violation; Consents...................................................... 20
         Section 4.3.  Authority of Seller..................................................................... 21
         Section 4.4.  Acquired Assets......................................................................... 21
         Section 4.5.  No Material Misstatements............................................................... 22
         Section 4.6.  Financial Statements; Closing Date Liability to Seller.................................. 22
         Section 4.7.  Undisclosed Liabilities................................................................. 23
         Section 4.8.  Accounts Receivable..................................................................... 23
         Section 4.9.  Inventory............................................................................... 23
         Section 4.10. Material Adverse Effect................................................................. 24
         Section 4.11. Real Property........................................................................... 24
         Section 4.12. Tangible Property....................................................................... 25
         Section 4.13. Intellectual Property................................................................... 25
         Section 4.14. Compliance with Laws.................................................................... 26
         Section 4.15. Affiliate Agreements; Related Party Transactions........................................ 26
         Section 4.16. Assumed Contracts....................................................................... 27
         Section 4.17. Labor Relations......................................................................... 28
         Section 4.18. Employee Benefits....................................................................... 28
         Section 4.19. Insurance............................................................................... 31
         Section 4.20. Litigation.............................................................................. 31
         Section 4.21. Environmental Matters................................................................... 31
         Section 4.22. Tax Matters............................................................................. 33


                                     - ii -


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         Section 4.23. Interim Operations...................................................................... 35
         Section 4.24. Brokers................................................................................. 36
         Section 4.25. Products Liability...................................................................... 36
         Section 4.26. Books and Records....................................................................... 37
         Section 4.27. Disclaimer of Additional Representations and Warranties; Schedules...................... 37
         Section 4.28. Accruals................................................................................ 37

ARTICLE V.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................................... 38
         Section 5.1.  Organization; Good Standing; Power and Qualification.................................... 38
         Section 5.2.  No Conflict or Violation; Consents...................................................... 38
         Section 5.3.  Litigation.............................................................................. 38
         Section 5.4.  Brokers................................................................................. 38
         Section 5.5.  Financial Capacity...................................................................... 39
         Section 5.6.  Disclaimer of Additional Representations and Warranties................................. 39

ARTICLE VI.   CERTAIN COVENANTS OF SELLER...................................................................... 39
         Section 6.1.  Conduct of Business..................................................................... 39
         Section 6.2.  Legal Proceedings....................................................................... 41
         Section 6.3.  Solicitation............................................................................ 41
         Section 6.4.  Information and Access.................................................................. 41
         Section 6.5.  Confidentiality Agreements.............................................................. 42
         Section 6.6.  Certain Environmental Covenants......................................................... 42
         Section 6.7.  Management Information System........................................................... 43
         Section 6.8.  Accounting; Human Resources; Credit Collection.......................................... 43
         Section 6.9.  Taylors Facility........................................................................ 43

ARTICLE VII.  CERTAIN COVENANTS................................................................................ 44
         Section 7.1.  Hart-Scott-Rodino and Other Filings..................................................... 44
         Section 7.2.  Certain Provisions Relating to Consents................................................. 44
         Section 7.3.  Nondisclosure; Noncompetition.  ........................................................ 44
         Section 7.4.  Efforts................................................................................. 46
         Section 7.5.  Collections............................................................................. 46
         Section 7.6.  Ongoing Tax Cooperation................................................................. 46
         Section 7.7.  Clearance Certificates.................................................................. 47
         Section 7.8.  Certain Tax Matters..................................................................... 47
         Section 7.9.  W-2 Matters............................................................................. 48
         Section 7.10. Ongoing Insurance Cooperation........................................................... 48
         Section 7.11. Bulk Transfer Laws...................................................................... 49
         Section 7.12. Enhanced Severance Issues............................................................... 49
         Section 7.13. Notice.................................................................................. 50
         Section 7.14. Policy.................................................................................. 50

ARTICLE VIII. CONDITIONS TO SELLER'S OBLIGATIONS............................................................... 50
         Section 8.1.  Representations and Warranties.......................................................... 50



                                     - iii -


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         Section 8.2.  Compliance with Agreement............................................................... 50
         Section 8.3.  No Adverse Proceeding................................................................... 50
         Section 8.4.  Hart-Scott-Rodino....................................................................... 51
         Section 8.5.  Corporate Documents..................................................................... 51
         Section 8.6.  Bill of Sale............................................................................ 51
         Section 8.7.  Purchase Price.......................................................................... 51
         Section 8.8.  Opinion of the Purchaser's Counsel...................................................... 51
         Section 8.9.  C&A Credit Agreements Consent........................................................... 51

ARTICLE IX.  CONDITIONS TO PURCHASER'S OBLIGATIONS............................................................. 51
         Section 9.1.  Representations and Warranties.......................................................... 51
         Section 9.2.  Compliance with Agreement............................................................... 51
         Section 9.3.  No Adverse Proceeding................................................................... 52
         Section 9.4.  Hart-Scott-Rodino....................................................................... 52
         Section 9.5.  Consents................................................................................ 52
         Section 9.6.  Corporate Documents..................................................................... 52
         Section 9.7.  FIRPTA.................................................................................. 52
         Section 9.8.  Material Adverse Effect................................................................. 52
         Section 9.9.  Bill of Sale............................................................................ 52
         Section 9.10. Opinion of the Seller's Counsel......................................................... 52
         Section 9.11. Financing............................................................................... 52
         Section 9.12. Loom Purchase........................................................................... 53
         Section 9.13. Intellectual Property................................................................... 53
         Section 9.14. Limited Partner Guarantee............................................................... 53
         Section 9.15. Intentionally Left Blank................................................................ 53
         Section 9.16. 1994 Financial Statements............................................................... 53
         Section 9.17. SC Seller's Affidavit................................................................... 53
         Section 9.18. KeyBank Consent......................................................................... 53

ARTICLE X.   DELIVERIES AT CLOSING............................................................................. 53
         Section 10.1. Deliveries by Seller at the Closing..................................................... 53
         Section 10.2. Deliveries by Purchaser at the Closing.................................................. 54

ARTICLE XI.  TERMINATION....................................................................................... 55
         Section 11.1. Termination............................................................................. 55
         Section 11.2. Effect of Termination................................................................... 56

ARTICLE XII. COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE
             MATTERS........................................................................................... 56
         Section 12.1. Offer of Employment, Welfare and Fringe Benefits........................................ 56
         Section 12.2. Seller Plans............................................................................ 58
         Section 12.3. Crediting of Service.................................................................... 60
         Section 12.4. No Rights to Employees.................................................................. 60



                                     - iv -


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ARTICLE XIII.  INDEMNIFICATION................................................................................. 60
         Section 13.1.  Survival............................................................................... 60
         Section 13.2.  Indemnification Provisions for Benefit of Purchaser.................................... 61
         Section 13.3.  Indemnification Provisions for Benefit of Seller....................................... 63
         Section 13.4.  Matters Involving Third Parties........................................................ 63
         Section 13.5.  Certain Limitations on Environmental Indemnification. ................................. 64
         Section 13.6.  Certain Additional Provisions Relating to Indemnification. ............................ 66

ARTICLE XIV.   MISCELLANEOUS PROVISIONS........................................................................ 67
         Section 14.1.  Notices................................................................................ 67
         Section 14.2.  Amendments............................................................................. 68
         Section 14.3.  Assignment and Parties in Interest..................................................... 68
         Section 14.4.  Announcements.......................................................................... 68
         Section 14.5.  Expenses............................................................................... 69
         Section 14.6.  Entire Agreement....................................................................... 69
         Section 14.7.  Descriptive Headings................................................................... 69
         Section 14.8.  Counterparts........................................................................... 69
         Section 14.9.  Governing Law; Jurisdiction............................................................ 69
         Section 14.10. Construction........................................................................... 69
         Section 14.11. Severability........................................................................... 70
         Section 14.12. Specific Performance................................................................... 70

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SCHEDULE
NUMBER            SCHEDULE NAME

1.1               Knowledge
1.2               Permitted Liens
2.2(b)(viii)      Excluded Assets
2.3(b)(iv)        Excluded Contracts
2.5(a)            Closing Date Balance Sheet Principles
4.1               Qualification; Certificate and Partnership Agreement
4.2               No Conflict or Violation; Consents
4.4(a)            Acquired Assets
4.4(b)            Leased or Licensed Acquired Assets
4.6               Financial Statements
4.7               Undisclosed Liabilities
4.10              Material Adverse Effect
4.11(a)           Business Real Property
4.11(b)           Leased Business Real Property
4.12(a)           Tangible Property
4.12(b)           Tangible Property Leases
4.13              Intellectual Property
4.14(a)           Compliance with Laws
4.14(b)           Permits
4.15(a)           Affiliate Agreements
4.15(b)           Related Party Transactions
4.16              Assumed Contracts
4.17              Labor Relations
4.18(a)           Employee Benefit Plans
4.18(c)           Multiemployer Plans
4.18(d)           Reportable Events
4.18(j)           Employee Benefit Plan Post Retirement Liabilities
4.18(k)           Employee Benefit Plan Compensation
4.19              Insurance
4.20              Litigation
4.21              Environmental Matters
4.22              Tax Matters
4.23              Interim Operations
4.25              Products Liability
5.2               No Conflict of Violation; Consents
5.4               Brokers
6.1               Conduct of Business
7.10              Insurance
7.12              Enhanced Severance Issues

Collins & Aikman Corporation hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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EXHIBIT           EXHIBIT NAME

A                 Bill of Sale
B                 Form of Opinion of Purchaser's Counsel
C                 Form of FIRPTA Certificate
D                 Form of Opinion of Seller's Counsel
E                 Guarantee
F                 SC Seller's Affidavit

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 30, 1997, by and between JPS AUTOMOTIVE L.P., a Delaware limited partnership (the "SELLER"), and SAFETY COMPONENTS INTERNATIONAL, INC., a Delaware corporation (the "PURCHASER").

                              PRELIMINARY STATEMENT

                  WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the air restraint and technical products division of Seller (the "BUSINESS") on the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the terms defined in the introductory paragraph and the Recital to this Agreement shall have the respective meanings specified therein, and the following terms shall have the meanings specified below when used herein with initial capital letters:

                  "AAA" has the meaning set forth in SECTION 13.5(D).

                  "ACCOUNTANTS" has the meaning set forth in SECTION 2.5(C).

                  "ACQUIRED ASSETS" has the meaning set forth in SECTION 2.2(A).

                  "ACTUAL NET WORTH AMOUNT" has the meaning set forth in SECTION 2.5(A).

                  "AFFILIATE" means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "AGREEMENT" has the meaning set forth in the preamble, and shall include all Schedules and Exhibits hereto.

                  "ASSUMED CONTRACTS" has the meaning set forth in SECTION
         2.2(A).

                  "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.3(A).

                  "BALANCE SHEET" has the meaning set forth in SECTION 4.6.

                  "BILL OF SALE" means a Bill of Sale and Assignment and Instrument of Assumption substantially in the form annexed hereto as Exhibit A.

                  "BUSINESS" has the meaning set forth in the preamble to this Agreement.

                  "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                  "BUSINESS EMPLOYEES" means each individual who, on the applicable date, performs services as an employee for the Business (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Business).

                  "BUSINESS REAL PROPERTY" has the meaning set forth in SECTION 4.11(A).

                   "C&A CREDIT AGREEMENTS" means (i) the Amended and Restated Credit Agreement, dated as of June 3, 1996, among the Limited Partner, as Borrower, Collins & Aikman Canada Inc., as Canadian Borrower, Collins & Aikman Corporation as Guarantor, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, and (ii) the Credit Agreement, dated as of December 5, 1996, among the Limited Partner, as Borrower, Collins & Aikman Corporation, as Guarantor, the Lenders named therein and The Chase Manhattan Bank as Administrative Agent, each as amended and in effect as of the date hereof.

                  "CAP" has the meaning set forth in SECTION 13.2(A).

                  "CERTIFICATE OF LIMITED PARTNERSHIP" means the certificate of limited partnership of Seller, as amended and in effect on the date hereof.

                  "CLOSING" has the meaning set forth in SECTION 3.1.

                  "CLOSING DATE" has the meaning set forth in SECTION 3.1.

                  "CLOSING DATE BALANCE SHEET" has the meaning set forth in
         SECTION 2.5(A) as finally adjusted pursuant to SECTION 2.5.

                  "CLOSING PRICE" has the meaning set forth in SECTION 2.4(A).

                  "COBRA" has the meaning set forth in SECTION 12.1(E).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIALITY AGREEMENT" has the meaning set forth in
         SECTION 6.4(A).

                  "CONSENTS" All governmental and third party consents, Permits, approvals, orders, authorizations, qualifications and waivers necessary for the consummation of the transactions contemplated by this Agreement or that thereafter may be necessary to effectuate the transfer or renewal of any Contract, license and Permit or other license, Permit, approval, order, authorization, qualification or waiver.

                  "CONTRACT" as of any date means, any contract, agreement, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, commitment, instrument, guarantee or other similar document or agreement, whether written or oral, to which Seller is a party as of such date, including the Assumed Contracts, all unfilled orders outstanding as of such date for the purchase of raw materials, goods or services by Seller, and all unfilled orders outstanding as of such date for the sale of goods or services by Seller. Contracts, however, shall not include Leases or Permitted Liens.

                  "COSTS OF REMEDIATION" means all losses, amounts paid in settlement, remediation, monitoring and reporting costs and expenses, Taxes, claims, damages, punitive damages, consequential damages, treble damages, Liabilities, obligations, Judgments, settlements and out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees including, without limitation, fees for services of attorneys, consultants, contractors, experts, engineers and laboratories, and all other out-of-pocket costs, incurred in connection with investigation, characterization, remediation, monitoring, reporting or mitigation, primarily relating to the Business and arising out of or related to the presence or Release of any Hazardous Materials existing as of or prior to the Closing Date at, on, or emanating from any of the Business Real Property, Leased Business Real Property or any real property at or to which Seller, any Subsidiary or predecessor of any of the foregoing disposed, Released, transported, stored, treated, or arranged to dispose of Hazardous Materials prior to the Closing Date including, without limitation, off-site Liability under any Environmental Law arising from or in connection with transportation, treatment, storage, disposal, Release, or arranging for disposal of Hazardous Materials.

                  "CRAMERTON SUPPLY AGREEMENT" means the Supply Agreement, dated as of December 11, 1996, between Foamex L.P. and Cramerton Automotive Products, L.P.

                  "DAMAGES" means any losses, amounts paid in settlement, claims, damages, Liabilities, obligations, Judgments, settlements and reasonable out-of-pocket costs (including, without limitation, costs of investigation or enforcement), expenses and attorneys' fees, including, without limitation, (i) any consequential damages or (ii) any special or punitive damages which are assessed against an Indemnified Party as a result of a third party action.

                  "DEDUCTIBLE" has the meaning set forth in SECTION 13.2(A).

                  "EMPLOYEE BENEFIT PLAN" means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in
         Section 3(2) of ERISA.

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in
         Section 3(1) of ERISA.

                  "ENVIRONMENTAL ARBITRATOR" has the meaning set forth in
         SECTION 13.5(D).

                  "ENVIRONMENTAL LAWS" means any existing and applicable federal, state or local statute, regulation or ordinance or any rules, orders, writs, decrees, or injunctions of any Governmental Agency with respect to the protection of the environment, including, without limitation, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, solid waste or waste water, water, soil, air, pollution, the protection, preservation or restoration of natural resources, plant and animal life or human health or the environment, or waste management, regulation or control. Without limiting the generality of the foregoing, the term will encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq., "CERCLA"); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq., "RCRA"); (c) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq., "HMTA"); (d) the Toxic Substances Control Act (15 U.S.C. ss. 2061 et seq., "TSCA"); (e) the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.); (f) the Clean Air Act and Amendments (42 U.S.C. ss. 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300 et seq.); and (h) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C., "SARA").

                  "ENVIRONMENTAL LOSSES" has the meaning set forth in SECTION 13.5.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with Seller under Section 414(b), (c), (m) or (o) of the Code or 4001(a) of ERISA.

                  "ESTIMATED NET WORTH AMOUNT" has the meaning set forth in
         SECTION 2.4(B).

                  "ESTIMATED PURCHASE PRICE" has the meaning set forth in
         SECTION 2.4(B).

                  "EXCHANGE ACT" The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "EXCLUDED ASSETS" has the meaning set forth in SECTION 2.2(B).

                  "EXCLUDED CONTRACTS" has the meaning set forth in SECTION 2.3(B)(IV).

                  "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 2.3(B).

                  "EXTENDED HEALTH BENEFITS" has the meaning set forth in
         SECTION 12.1(C).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION
         4.6.

                  "FIRPTA AFFIDAVIT" has the meaning set forth in SECTION 9.7.

                  "FORMER BUSINESS EMPLOYEE" means each individual other than a Business Employee on the Closing Date who at any time prior to the Closing Date performed services as an employee primarily for the Business.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis and consistent with past practices.

                  "GENERAL PARTNER" means PACJ, Inc., a Delaware corporation.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality,
         (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                  "GUARANTEE" has the meaning set forth in SECTION 9.14.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, pollutant, contaminant material, waste or other substance which is defined, designated, determined, classified or identified as of the Closing Date as hazardous, radioactive or toxic under any Environmental Law, or the Release of which is prohibited or regulated under any Environmental Law, or which to the Knowledge of Seller could reasonably be expected to cause, whether now or with the passage of time, damage to Persons, property, flora, fauna or the environment. Without limiting the generality of the foregoing, the term will include any "toxic substance," "hazardous substance," "hazardous waste" or "hazardous material" as defined in any Environmental Law as amended to date, and any explosive or radioactive material, friable asbestos, friable asbestos-containing material, waste water, sludge, untreated dye, other effluent, coal ash, polychlorinated biphenyls, special waste, petroleum or any derivative or byproduct thereof and toxic waste.

                  "HIGHLY CONFIDENT LETTER" has the meaning set forth in SECTION 9.11.

                  "INCOME TAX" or "INCOME TAXES" means all Taxes imposed on, measured by, or that require reference to, net or taxable income (including any income, franchise, estimated, alternative, minimum, add-on minimum or other tax imposed on, measured by, or which requires reference to, net or taxable income), together with interest and penalties thereon and estimated payments thereof.

                  "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (ii) the principal, premium, if any, and interest of such Person with respect to obligations evidenced by bonds, debentures, notes or, except for accrued liabilities arising in the ordinary course of business, other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses (other than trade payables), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) but only to the extent of drawings thereunder (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii), and (v)) entered into in the ordinary course of business of such Person to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation (determined in accordance with GAAP) of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, and

         (vii) every obligation of the type referred to in clauses (i) through
         (vi) of another Person the payment of which, in any case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 13.4(A).

                  "INDEMNIFYING PARTY" has the meaning set forth in SECTION 13.4(A).

                  "INSURANCE" means all binders or polices of fire, liability, product liability, workers' compensation, vehicular, unemployment and other insurance, self insurance programs and fidelity bonds.

                  "INTANGIBLE PROPERTY" All Contracts, certificates of deposit, securities, partnership or other ownership interests, rights to receive money or property by assignment, future interests, claims and rights against third parties, accounts receivable, notes receivable, Intellectual Property, prepaid expenses, acquisition costs and other intangible property of any nature owned, leased, licensed, used or held for use, directly or indirectly, by, on behalf of or for the account of a Person.

                  "INTELLECTUAL PROPERTY" means any inventions, improvements, trademarks, service marks, brand names, logos, trade names, trade dress, label designs and copyrightable works and all patents, registrations and applications therefor; customer lists and rights in computer software and all know-how; and all rights granted or retained in licenses under any of the foregoing.

                  "INTERIM BALANCE SHEET" has the meaning set forth in SECTION 4.6.

                  "INTERIM BALANCE SHEET DATE" means March 29, 1997.

                  "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in
         SECTION 4.6.

                  "IRS" means the Internal Revenue Service of the Department of the Treasury.

                  "JPS PRODUCTS" has the meaning set forth in SECTION 9.13.

                  "JUDGMENT" means any judgment, writ, order, injunction, award or decree of or by any Governmental Agency.

                  "KEYBANK" has the meaning set forth in SECTION 9.18.

                  "KNOWLEDGE" as applied to Seller, means the actual knowledge, after reasonable inquiry, of any person listed on SCHEDULE 1.1 annexed hereto.

                  "LAST OFFER" has the meaning set forth in SECTION 2.5(C).

                  "LAW" Any statute, ordinance, code, rule, regulation, order or other law enacted, adopted, promulgated, applied or followed by any Governmental Agency.

                  "LEASED BUSINESS REAL PROPERTY" has the meaning set forth in
         SECTION 4.11(B).

                  "LEASES" has the meaning set forth in SECTION 4.11(B).

                  "LIABILITY" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including, without limitation, any liability for Taxes.

                  "LIEN" means any lien, mortgage, pledge or other security interest.

                  "LIMITED PARTNER" has the meaning set forth in SECTION 9.14.

                  "LOOM PURCHASE" means the contemplated purchase by Seller of 18 looms for an aggregate purchase and installation price of up to $1.5 million dollars.

                  "MATERIAL ADVERSE EFFECT" has the meaning set forth in SECTION 4.1.

                  "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

                  "NET WORTH AMOUNT" has the meaning set forth in SECTION
         2.4(A).

                  "NON-PREVAILING PARTY" has the meaning set forth in SECTION 2.5(C).

                  "PARENT ENTITY" means The Blackstone Group, Wasserstein Perella & Co., Inc., their respective Affiliates, other than Seller and its Subsidiaries, and their respective officers and directors.

                  "PARTNERSHIP AGREEMENT" means the Seller's First Amended and Restated Agreement of Limited Partnership, dated as of July 27, 1994, and any amendments thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PERMIT" means any permit, approval, consent, authorization, license, variance, certificate, franchise, registration, accreditation or permission required by a Governmental Agency under any applicable Laws.

                  "PERMITTED LIENS" means, with respect to any Acquired Asset,
         (i) any covenants, conditions, restrictions, easements, encroachments, encumbrances or other imperfections of title (other than a Lien securing any Indebtedness) with respect to such Acquired Asset which, individually or in the aggregate, does not materially detract from the value of, or materially interfere with the present occupancy or use of, such Acquired Asset and the continuation of the present occupancy or use of such Acquired Asset; (ii) the matters set forth on SCHEDULE 1.2 annexed hereto; (iii) mechanics', materialmen's and similar liens with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and, for those existing on the Interim Balance Sheet Date or the Closing Date, for which adequate reserves in accordance with GAAP are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be;
         (iv) Liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and, for those existing on the Interim Balance Sheet Date or the Closing Date, for which adequate reserves in accordance with GAAP are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be; and (v) Liens securing rental payments under capital lease arrangements, which capital lease arrangements existing as of the Closing Date are in accordance with GAAP reflected as Indebtedness on the Closing Date Balance Sheet.

                  "PERPETUAL REPRESENTATIONS" has the meaning set forth in
         SECTION 13.1.

                  "PERSON" means any individual, trustee, corporation, general or limited partnership, limited liability partnership, limited liability company, joint venture, joint stock company, bank, firm, Governmental Agency, trust, association, organization or unincorporated entity of any kind or nature whatsoever.

                  "PLAN" has the meaning set forth in SECTION 4.18(A).

                  "PLAN BASKET" has the meaning set forth in SECTION 13.2(A)

                  "PREVAILING PARTY" has the meaning set forth in SECTION
         2.5(C).

                  "PRODUCT" has the meaning set forth in SECTION 4.25(A).

                  "PRODUCT CLAIM" has the meaning set forth in SECTION 4.25(A).

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.4(A).

                  "PURCHASER" has the meaning set forth in the preamble hereto.

                  "PURCHASER'S COUNSEL" means the law firm of Shereff, Friedman, Hoffman & Goodman, LLP.

                  "PURCHASER'S PLAN" has the meaning set forth in SECTION
         12.2(B).

                  "RECALL" has the meaning set forth in SECTION 4.25(B).

                  "RELEASE" means any spilling, leaking, pumping, releasing, depositing, pouring, emitting, emptying, migrating, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, disposing or moving into the environment.

                  "RETURNS" All returns, declarations and reports and all information returns and statements of any kind or nature whatsoever.

                  "SC SELLER'S AFFIDAVIT" has the meaning set forth in SECTION 9.17.

                  "SCHEDULES" or "DISCLOSURE SCHEDULES" means, collectively, the various Schedules referred to in this Agreement delivered separately to Purchaser on or before the date of this Agreement.

                  "SELLER" has the meaning set forth in the preamble hereto.

                  "SELLER'S COUNSEL" means the law firm of Jones, Day, Reavis & Pogue.

                  "SELLER'S DEPENDENT CARE PROGRAM" has the meaning set forth in
         SECTION 12.1(C).

                  "SELLER'S FLEXIBLE BENEFIT PROGRAM" has the meaning set forth in SECTION 12.1(C).

                  "SELLER'S GROUP HEALTH PLAN" has the meaning set forth in
         SECTION 12.1(C).

                  "SELLER'S GROUP LIFE POLICY" has the meaning set forth in
         SECTION 12.1(C).

                  "SELLER'S RETIREMENT PLAN" has the meaning set forth in
         SECTION 12.2(A).

                  "SELLER'S SAVINGS PLAN" has the meaning set forth in SECTION 12.2(C).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SIGNIFICANT EMPLOYEE" has the meaning set forth in SECTION 4.23.

                  "SINGLE-EMPLOYER PLAN" means an Employee Pension Benefit Plan which is described in Section 4001(a)(15) of ERISA and which is subject to Title IV of ERISA.

                  "SMT LICENSE AGREEMENT" means a Technology License Agreement between Foamex L.P. and the Limited Partner.

                  "SUBSIDIARY" means "subsidiary" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

                  "SURVIVING LIEN" Any Lien affecting the Acquired Assets which the Purchaser, prior to the Closing, expressly agrees in writing or by a notation on a Schedule shall survive the Closing, including, without limitation, Permitted Liens.

                  "TANGIBLE PROPERTY" All furnishings, machinery, equipment, computer systems and Software, supplies, inventories, vehicles, books and records and other tangible property and facilities of any kind or nature whatsoever.

                  "TAX RETURN" means any report, return, information return, forms, declarations, claims for refund, statements or other information (including any amendments thereto and including any schedule or statement thereto) required to be supplied to a Governmental Agency in connection with Taxes.

                  "TAXES" means all federal, state, local, foreign and other taxes, assessments and water and sewer charges and rents, including without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, registration, capital stock, value added, single business, occupation, workers' compensation, alternative or add-on minimum, estimated, or other tax, including without limitation any interest, penalties or additions thereto.

                  "TRANSFERRED ASSETS" has the meaning set forth in SECTION 12.2(C).

                  "TRANSFERRED BUSINESS EMPLOYEE" means each Business Employee who accepts the offer of employment made by Purchaser pursuant to
         Article XII hereof.

                  "1994 ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement, dated as of May 25, 1994, by and among JPS Textile Group, Inc., JPS Auto, Inc., JPS Converter and Industrial Corp., JPS Automotive Products Corp. and Foamex International Inc.

                  "1994 FINANCIAL STATEMENTS" has the meaning set forth in
         SECTION 4.6.

                  SECTION 1.2. USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. The use of any gender shall be applicable to all genders.

                  SECTION 1.3. ACCOUNTING TERMS AND DETERMINATIONS. All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof, applied on a consistent basis. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

                  SECTION 1.4. SECTIONS, EXHIBITS AND SCHEDULES. References in this Agreement to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of and to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein by this reference as if fully set forth herein.

                  SECTION 1.5. MISCELLANEOUS TERMS. The term "or" shall not be exclusive. The terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."

                                   ARTICLE II.

                                SALE AND PURCHASE

                  SECTION 2.1. SALE AND PURCHASE OF THE ACQUIRED ASSETS.

                  (a) Upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained in this Agreement, on the Closing Date, Seller will sell, assign, convey, transfer and deliver to the Purchaser, and the Purchaser will acquire, accept and receive from Seller, for the Purchase Price and in the manner herein below provided, all of Seller's rights, title and interests in and to all of the Acquired Assets.

                  (b) The aggregate purchase price, in consideration of the sale, assignment, conveyance, transfer and delivery of the Acquired Assets to Purchaser shall be the price as calculated pursuant to
         SECTION 2.4 hereof plus the assumption of the Assumed Liabilities.

                  SECTION 2.2. ACQUIRED ASSETS AND EXCLUDED ASSETS

                  (a) For purposes of this Agreement, the term "ACQUIRED ASSETS" means the following properties, assets and rights of whatever kind and nature, real or personal, tangible or intangible, other than the Excluded Assets, owned by Seller as of the Closing and used or held for use in the Business:

                  (i) the Business Real Property and Leased Business Real Property;

                  (ii) the inventory of Seller that as of the Closing is located on either the Business Real Property or the Leased Business Real Property and all other inventory of Seller on the Closing Date that is used or held for use in the Business;

                  (iii) the machinery and equipment of Seller and other fixed assets of the Business located at either the Business Real Property or the Leased Business Real Property as of the Closing;

                  (iv) the prepaid expenses of Seller as of the Closing to the extent relating to the Acquired Assets;

                  (v) the right, title and interest of Seller as of the Closing in, to and under all Contracts (other than Excluded Contracts) relating primarily to the Business ("ASSUMED CONTRACTS") including without limitation those Contracts that are listed or required to be listed on SCHEDULE 4.16 annexed hereto;

                  (vi) the right, title and interest of Seller as of the Closing in, to and under the Intellectual Property listed or required to be listed on SCHEDULE 4.13 annexed hereto;

                  (vii) the trade secrets, know-how and goodwill owned by Seller as of the Closing relating primarily to the Business;

                  (viii) the books of account, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists and other written information (excluding Tax Returns) owned by Seller as of the Closing and relating primarily to the Business;

                  (ix) the Permits of Seller as of the Closing relating primarily to the Business;

                  (x) the assets reflected as such in the Closing Date Balance Sheet; and

                  (xi) all other assets owned by Seller and used or held for use in the Business.

                  (b) For purposes of this Agreement, the term "EXCLUDED ASSETS" means:

                  (i)  cash and cash-equivalent assets;

                  (ii) the insurance policies or other insuring agreements of Seller, whether or not pertaining to the Acquired Assets or the Business, and all rights of every nature and description under or arising out of such policies or agreements, including without limitation prepaid balances and deposits with insurers, other than rights to claims listed as assets on the Closing Date Balance Sheet and except as expressly provided in SECTION 7.10;

                  (iii) the rights of Seller under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement;

                  (iv)   the Records referred to in SECTION 6.4(A)(I), (II) OR
         (III);

                  (v) the rights and other assets (including Tax and other refunds and claims thereto) to the extent related to the Excluded Liabilities;

                  (vi) the rights, title and interest in the trade names "JPS Automotive" and the "JPS Automotive" logo, and "Collins & Aikman" and "C&A" and the "CA" logo, or any variations or derivations of such names or logo;

                  (vii)  Intentionally left blank;

                  (viii) the assets identified in SCHEDULE 2.2(B)(VIII) annexed hereto;

                  (ix) the warehouse space currently rented by the Business at Seller's Taylors facility; and

                  (x) Seller's Management Information System (MIS) equipment, except to the extent listed as an asset on the Closing Date Balance Sheet.

                  (c) As used in SECTIONS 2.1 AND 2.2 of this Agreement, the phrases "used" or "held for use in," "related to," "related primarily to" or "relating primarily to" the Business, or the conduct thereof and similar phrases are intended to exclude assets of Seller owned or held
         (i) primarily in any business other than the Business, (ii) for use primarily in the businesses or activities of Seller generally, or (iii) for use by both the Business and any other business of Seller so long as such assets or rights do not primarily relate to the Business. Nothing in this SECTION 2.2 will constitute a representation or warranty with respect to the extent of Seller's right, title and interest in or to any of the Acquired Assets.

                  SECTION 2.3.  ASSUMPTION OF LIABILITIES.

                  (a) On the terms and subject to the conditions of this Agreement, effective as of the Closing, Purchaser will assume and agree to pay, perform and discharge when due and to indemnify Seller and its Affiliates against and hold them harmless from all obligations and Liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, other than the Excluded Liabilities, of Seller to the extent relating to, resulting from or arising out of the Business, any of the Acquired

         Assets or any of the Products manufactured, produced, distributed or sold by or on behalf of the Business (the "ASSUMED LIABILITIES") and including without limitation the obligations and Liabilities specified below other than Excluded Liabilities:

                  (i) the obligations and Liabilities of Seller under Assumed Contracts;

                  (ii) the account payable and accrued expenses in respect of the Business;

                  (iii) the obligations and Liabilities in respect of any and all Products sold by or on behalf of the Business at any time, including without limitation obligations and liabilities for refunds, adjustments, allowances, damages, repairs, exchanges, returns, warranties and personal injury;

                  (iv) the obligations and Liabilities relating to the Acquired Assets or the conduct of the Business at any time;

                  (v) the obligations and Liabilities arising as a result of being an owner, occupant or operator of the Business Real Property, including, without limitation, all obligations and Liabilities relating to personal injury, property damage, the environment, natural resources, employee safety and health and waste generation, transportation or disposal, in each case in respect of the Business Real Property;

                  (vi) the obligations and Liabilities relating to Taxes with respect to the conduct of the Business at any time, whether or not reflected or reserved against in the Balance Sheet, but not including Income Taxes that are Excluded Liabilities;

                  (vii) Except to the extent otherwise provided in ARTICLE XII hereof, the obligations and Liabilities relating to the employment or termination of employment of any of the Business Employees employed by Seller at any time or arising under or relating to any benefit plan listed on SCHEDULE 4.18(A) annexed hereto, or any other program, agreement, or arrangement, whether or not subject to ERISA, relating to any such employee;

                  (viii) the Liabilities reflected as such in the Closing Date Balance Sheet;

                  (ix)   the obligations arising pursuant to ARTICLE XII hereof;
         and

                  (x) any direct, out-of-pocket costs relating to any legal, accounting, travel, printing or other expenses incurred on behalf of Purchaser or any of its Affiliates in connection with the financing by Purchaser of this transaction.

The assumption by Purchaser of the Assumed Liabilities pursuant to this SECTION 2.3(A) shall not be construed in any way to limit or diminish the representations and warranties of Seller contained in ARTICLE IV hereof.

                  (b) For purposes of this Agreement, the term "EXCLUDED LIABILITIES" means:

                  (i) the obligations and Liabilities of Seller to the extent attributable to any of the Excluded Assets;

                  (ii) the obligations or Liabilities of Seller or the Business for Income Taxes (a) for all periods ending on or prior to the Closing Date and (b) arising from or associated with the Transfer from Seller to Purchaser of the Acquired Assets;

                  (iii) the obligations or Liabilities for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement;

                  (iv) the obligations or Liabilities of Seller under the Contracts listed on SCHEDULE 2.3(B)(IV) annexed hereto (the "EXCLUDED CONTRACTS");

                  (v) any Liability relating to the failure of Seller to comply with ERISA, and to the extent attributable to acts of Seller in its administration of the Plan, the Code or other applicable law, in each case in respect of a Plan maintained by Seller for its employees generally, notwithstanding that Business Employees are participants in such Plan;

                  (vi) any Liability arising from or under any qualified defined benefit plan (within the meaning of Section 414(j) of the Code or Section 3(35) of ERISA) of Seller or any ERISA Affiliate (except for the obligation to pay the amount described in SECTION 2.4(A));

                  (vii) any obligations and Liabilities of Seller under any Tax Sharing Agreements listed on SCHEDULE 4.22 annexed hereto.

                  (viii) the Liabilities specifically excluded under ARTICLE XII hereof.

                  (c) Purchaser shall not assume or otherwise be bound by or responsible or liable for any Excluded Liabilities.

                  SECTION 2.4.  PURCHASE PRICE.

                  (a) In addition to assuming the Assumed Liabilities, at the Closing, Purchaser will pay to Seller fifty six million three hundred thousand U.S. dollars ($56,300,000) plus (at the Closing or, if not determinable at Closing, promptly after an invoice showing the calculation of the amount due is provided therefor) an amount equal to the difference at the Closing Date between (i) the amount of accumulated benefit obligations at the Closing Date under the Seller's Retirement Plan, which was $(248,000) at December 28, 1996, which amount includes the cost of fully vesting Transferred Business Employees under such Plan, and (ii) the amount of such Plan assets at the Closing Date, which was $(191,000) at December 28, 1996 (the "CLOSING PRICE"), subject to adjustment as provided in SECTIONS 2.4(B) and 2.5 in respect of changes in the Net Worth Amount (as adjusted, the "PURCHASE PRICE"). "NET WORTH AMOUNT" means the amount shown as "Total Equity" as it would appear on a balance sheet of the Business prepared in accordance with the second sentence of SECTION 2.5(A).

                  (b) Not less than two business days prior to the Closing Date, Seller and Purchaser shall jointly agree on a consolidated balance sheet which will set forth the estimate of the Net Worth Amount as of the close of business on the Closing Date (the "Estimated Net Worth Amount"), determined in accordance with the second sentence of SECTION 2.5(A) as if it were the Actual Net Worth Amount, but based upon Seller's and Purchaser's review of monthly financial information then available to Seller (which financial information Seller agrees to make available to Purchaser) and their inquiries of personnel responsible for the preparation of financial information relating to the Business in the ordinary course thereof. The Closing Price will be reduced or increased dollar-for-dollar, as the case may be (as so adjusted, the "ESTIMATED PURCHASE PRICE"), by the amount by which the Estimated Net Worth Amount, calculated on the basis set forth in the second sentence of SECTION 2.5(A), is less or more, as the case may be, than, $38,008,000 such amount being the Net Worth Amount as of May 3, 1997, as calculated on the basis set forth in the second sentence of SECTION 2.5(A). If Seller and Purchaser do not agree on the Estimated Net Worth Amount, the Estimated Net Worth Amount shall be an amount equal to the average of (x) Seller's reasonable computation of the Estimated Net Worth Amount and (y) Purchaser's reasonable computation of the Estimated Net Worth Amount.

                  (c) On the Closing Date, Purchaser will pay by wire transfer of immediately available funds to such account as Seller has theretofore designated an amount equal to the Estimated Purchase Price.

                  SECTION 2.5.  PURCHASE PRICE ADJUSTMENT

                  (a) In order to determine the Purchase Price, the Estimated Purchase Price will be reduced or increased dollar-for-dollar, as the case may be, to the extent that the Actual Net Worth Amount is less or greater, as the case may be, than the Estimated Net Worth

         Amount determined in accordance with SECTION 2.4(B). For purposes of this Agreement, the "ACTUAL NET WORTH AMOUNT" means the Net Worth Amount on a consolidated balance sheet for the Business prepared in accordance with this SECTION 2.5 as of the close of business on the Closing Date (the "CLOSING DATE BALANCE SHEET"), on a basis consistent with, and using the same accounting principles, policies, practices and procedures used in preparing the Interim Balance Sheet, except that (i) the principles set forth in SCHEDULE 2.5(A) annexed hereto will be applied in preparing the Closing Date Balance Sheet and (ii) the Closing Date Balance Sheet will in all events exclude (A) any Excluded Liabilities, (B) any Excluded Assets, (C) the assets resulting from the Loom Purchase and (D) any intercompany balance and other accounts from Seller or any of its Subsidiaries.

                  (b) Within 60 calendar days after the Closing Date, Seller will prepare, or cause to be prepared, and deliver, to Purchaser a Closing Date Balance Sheet setting forth the Actual Net Worth Amount. Seller and its authorized representatives will be entitled to review, during normal business hours, the books, records and workpapers of the Business to prepare the Closing Date Balance Sheet. Without limiting the generality or effect of any other provision hereof, Purchaser will
         (i) provide Seller and its representatives access, during normal business hours, to the facilities, personnel and accounting and other records of the Business to the extent determined by Seller to be necessary to permit Seller to prepare or have prepared the Closing Date Balance Sheet as herein provided; provided, however, that Seller will conduct any such review in a manner that does not unreasonably interfere with the conduct of the Business after the Closing, and (ii) take such actions as may be reasonably requested by Seller to close, or to assist Seller in closing, as of the close of business on the Closing Date, the books and accounting records for the Business and otherwise reasonably to cooperate with Seller and its representatives in the preparation of the Closing Date Balance Sheet.

                  (c) If, within 30 calendar days after the date of Seller's delivery of its computation of the Actual Net Worth Amount, Purchaser determines in good faith that such computation is inaccurate, Purchaser shall give written notice to Seller within such 30 calendar day period
         (i) setting forth Purchaser's computation of Actual Net Worth Amount as of the close of business on the Closing Date and (ii) specifying in reasonable detail Purchaser's basis for its disagreement with Seller's computation. The failure by Purchaser so to express its disagreement or provide such specification within such 30 calendar day period will constitute Purchaser's acceptance of Seller's computation of the Actual Net Worth Amount. Any amount that is not in dispute will be promptly paid by the party obligated to make such payment hereunder to the party entitled to receive such payment hereunder, together with interest thereon, from the Closing Date to the date of payment at the rate specified in SECTION 2.5(D). If Purchaser and Seller are unable to resolve any disagreement between them within ten calendar days after the giving of notice of such disagreement, the items in dispute will be referred for determination to the principal dispute resolution unit of Deloitte & Touche, or if they decline such appointment, KPMG Peat Marwick (the "ACCOUNTANTS") as promptly as practicable. Purchaser and Seller will use reasonable efforts to cause the Accountants to render their decision as soon as practicable, including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute, which determination will be (A) in writing, (B) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants, (C) made in accordance with this Agreement, and (D) conclusive and binding upon each of the parties hereto. In connection with their determination of the disputed items, (i) the Accountants will be entitled to rely on presentations by Seller and Purchaser to the Accountants without any independent review by the Accountants and the workpapers, trial balances and similar materials prepared by Arthur Andersen LLP in connection with such firm's examination of the financial statements of Seller and its Subsidiaries and (ii) the Accountants will not consider or make any adjustment in respect of any matter which is not in dispute, other than as a result of a change in a matter which is disputed. Except as provided below, the fees and expenses of the Accountants will be shared equally by Purchaser and Seller. If the determination of the Accountants represents an outcome more favorable to either Purchaser or Seller than the midpoint of such parties' last written settlement offers related to all items in dispute, in the aggregate, submitted to the Accountants upon the referral of the matter to the Accountants (each a "LAST OFFER"), then the party obtaining such favorable result will be deemed the "PREVAILING PARTY" and the other party will be deemed the "NON-PREVAILING PARTY". For purposes hereof, all of the fees and expenses of the Accountants, and the reasonable out-of-pocket expenses of the Prevailing Party, will be borne by the Non-Prevailing Party. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement offer (other than the Last Offer) made by any party.

                  (d) To the extent that the Actual Net Worth Amount determined as provided in this SECTION 2.5 is more or less than the Estimated Net Worth Amount, Purchaser or Seller, as applicable, will, within ten calendar days after the final determination of the Actual Net Worth Amount pursuant to this SECTION 2.5, make payment by wire transfer of immediately available funds of the amount of such difference (after taking into account any payment made pursuant to SECTION 2.5(C)), together with interest thereon from the Closing Date to the date of payment (at a rate equal to Chase Manhattan Bank's prime rate, as publicly announced and in effect from time to time during such period, plus 2.0%, calculated on the basis of the actual number of days elapsed over 365), to such account as has been designated by Purchaser or Seller, as applicable.

                  (e) Except as set forth in SECTION 13.2(D), nothing in this
         SECTION 2.5 or in the statements, reports or documents contemplated hereby shall affect the parties' rights and obligations in respect of a breach or alleged breach of any representation or warranty herein.

                                  ARTICLE III.

                                    CLOSING

                  SECTION 3.1. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York, on the date which is two Business Days after the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby or at such other time and place as Seller and Purchaser shall mutually agree in writing (the day on which the Closing takes place is referred to herein as the "CLOSING DATE").

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Subject to SECTION 4.27, Seller represents and warrants to Purchaser as set forth in this ARTICLE IV:

                  SECTION 4.1. ORGANIZATION; GOOD STANDING; POWER AND QUALIFICATION. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business and is in good standing in the states listed on
SCHEDULE 4.1 annexed hereto, such states being each jurisdiction in which the ownership of the Acquired Assets or the conduct of the Business requires such qualification, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a material adverse change in or effect with respect to the Business or the financial condition, properties, or results of operations of the Business or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT"). Seller has the requisite partnership power and authority to own the Acquired Assets and to conduct the Business as presently conducted. SCHEDULE 4.1 annexed hereto includes true and correct copies of the Certificate of Limited Partnership and the Partnership Agreement as in effect on the date of this Agreement.

                  SECTION 4.2. NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on SCHEDULE 4.2 annexed hereto, neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof, will (a) conflict with or result in a breach of or a default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a default) with respect to any of the terms, conditions or provisions of, (b) result in the termination of, accelerate the performance required by, (c) result in the creation of any Lien upon the Acquired Assets (except as a result of Liens created by Purchaser) in connection with, (d) impair Seller's ability to consummate the transactions contemplated hereby, (e) require any filing with or approval of any Person, including without limitation any Governmental Agency arising out of, or (f) give rise to any right of termination or renegotiation, or purchase or offer right, under:

(x) any law or Judgment of any Governmental Agency applicable to Seller, (y) the Certificate of Limited Partnership or Partnership Agreement, or (z) any Contract, Lease, Permit or other instrument to which Seller is a party or subject or by which any of Seller's properties or assets are bound, except in the cases of clauses (x) and (z) for those conflicts, breaches, defaults, terminations or accelerations, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that no representation or warranty is made hereby by Seller with respect to the effect of antitrust laws or regulations. No consent, approval or authorization of, or registration or filing with, any Governmental Agency is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it except for such of the foregoing (i) as are listed or described on SCHEDULE 4.2 annexed hereto or (ii) which, if not so obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.3. AUTHORITY OF SELLER. Seller has full partnership power and authority to execute and deliver this Agreement, and the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the enforceability of specific remedies.

                  SECTION 4.4. ACQUIRED ASSETS.

                  (a) There are no properties or assets used, held for use or usable by Seller in the Business having an original cost as of the Interim Balance Sheet Date in excess of $10,000 which are not set forth on the Schedules hereto and, except for contemplated additions or deletions in the ordinary course of business consistent with past practice, the Acquired Assets (i) include all properties and assets owned by Seller or any of its Affiliates and used primarily in the Business, other than the Excluded Assets, (ii) in the aggregate, together with the Excluded Assets, are adequate to conduct the operations of the Business in substantially the manner currently conducted, (iii) are suitable for the purposes for which they are currently used, (iv) have been maintained in accordance with Seller's historical practices since December 29, 1996, and (v) are in good condition, ordinary wear and tear excepted. Except as set forth on
         SCHEDULE 4.4(A) annexed hereto, (i) all Business Employees are exclusive employees of the Business and do not perform services for other businesses of Seller, (ii) the Acquired Assets are not used by other businesses of Seller and (iii) the Acquired Assets include any and all assets owned or leased by Seller that are located at the Business Real Property and Leased Business Real Property, other than the Excluded Assets.

                  (b) Seller has good and marketable title to all of the Acquired Assets, free and clear of any Lien, except for Permitted Liens. Seller is the direct sole and exclusive owner of all of the Acquired Assets other than those listed on SCHEDULE 4.4(B) annexed hereto as being leased, licensed or otherwise used by the Seller. There are no Subsidiaries of Seller which own or have any leasehold interests in any of the Acquired Assets. Except as set forth on SCHEDULE 4.4(B) annexed hereto, Seller does not use any of the Acquired Assets by the consent of any other Person and is not required to make any payments to others with respect to the Acquired Assets. To the Knowledge of Seller, Seller has the right to use all of the Acquired Assets leased, licensed or otherwise used by it. Upon the Closing, Purchaser will hold good and marketable title to all of the Acquired Assets owned by Seller, free and clear of all Liens (except for any Permitted Liens and Surviving Liens) of any nature whatsoever, whether such Liens are now existing or perfected or at any time hereafter arise or become perfected pursuant to any Law, Contract or otherwise, and Purchaser will have the right to use all of the Acquired Assets leased, licensed or otherwise used by Seller.

                  (c) The Business is not as of the date hereof, and will not be on the Closing Date, subject in any way to the terms and conditions of either the SMT License Agreement or the Cramerton Supply Agreement.

                  SECTION 4.5. NO MATERIAL MISSTATEMENTS. None of the representations or warranties of Seller contained herein and none of the information contained in the Schedules hereto furnished by Seller is false or misleading in any material respect or omits to state a material fact necessary to make the statements herein or therein not misleading in any material respect.

                  SECTION 4.6. FINANCIAL STATEMENTS; CLOSING DATE LIABILITY TO SELLER. SCHEDULE 4.6 annexed hereto contains an accurate, correct and complete copy of (i) the audited balance sheets of the Business at December 28, 1996 (the "BALANCE SHEET") and December 31, 1995, and the related statements of operations, divisional equity and cash flows for the period from December 12, 1996 to December 28, 1996, the period from January 1, 1996 to December 11, 1996, and the year ended December 31, 1995 and the notes thereto and (ii) the unaudited balance sheet of the Business at the Interim Balance Sheet Date (the "INTERIM BALANCE SHEET") and the related unaudited statements of operations and cash flows of the Business for the period then ended. Promptly after they are available, Seller shall have delivered to Purchaser and added to SCHEDULE 4.6 annexed hereto an accurate, correct and complete copy of the audited balance sheets of the Business at January 1, 1995 and June 28, 1994 and the statements of operations, divisional equity and cash flows for the period from June 29, 1994 to January 1, 1995 and the period from January 3, 1994 to June 28, 1994 and the notes thereto (the "1994 FINANCIAL STATEMENTS"). The financial statements referenced in subsections (i) and (ii) and the immediately preceding sentence of this SECTION 4.6 shall hereinafter be referred to collectively as the "FINANCIAL STATEMENTS" and the financial statements referenced in subsection (ii) of this
SECTION 4.6 shall hereinafter be referred to collectively as the "INTERIM FINANCIAL STATEMENTS". The Financial Statements (including the accompanying notes), as of their respective dates, present, and will present upon delivery to Purchaser in the case of the 1994 Financial Statements, fairly the financial condition of the Business as of the dates stated therein and the results of its operations for periods then ended, and were prepared, and will be prepared upon delivery to Purchaser in the case of the 1994 Financial Statements, in accordance with GAAP applied on a consistent basis during the periods indicated (except, in each case, as may be indicated therein or in the notes thereto), subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end adjustments. To the Knowledge of Seller, the Interim Financial Statements included all adjustments, consisting solely of normal recurring accruals, necessary for a fair presentation of the consolidated financial position and results of operations of the Business. As of the Closing, the Business will have no Liabilities to any Parent Entity, other than Liabilities (i) as set forth on
SCHEDULE 4.6 annexed hereto which are either reflected in full on the Closing Date Balance Sheet or are not required under GAAP to be so reflected, and (ii) as reflected in full in the Closing Date Balance Sheet.

                  SECTION 4.7. UNDISCLOSED LIABILITIES. As of the Interim Balance Sheet Date and the Closing Date, the Business has and will have no material Liabilities, except for Liabilities: (a) reflected or reserved for on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be,
(b) relating to performance obligations, under Leases, Contracts and Permitted Liens in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be, (c) constituting Taxes, (d) as set forth on SCHEDULE
4.7 annexed hereto, (e) constituting Costs of Remediation, or (f) arising out of or in connection with any claim by the ultimate retail purchaser of any Products manufactured, produced, distributed or sold by or on behalf of the Business resulting from an alleged defect in the design or manufacture of any such Product or failure to warn with respect to any such Product.

                  SECTION 4.8. ACCOUNTS RECEIVABLE. All accounts receivable of the Business reflected on the Interim Balance Sheet, and all accounts receivable of the Business arising subsequent to the Interim Balance Sheet Date, have or will have arisen in the ordinary course of business of the Business. All items that are required by GAAP to be reflected as accounts receivable on the Interim Balance Sheet and on the Closing Date Balance Sheet are or will be so reflected and any reserve for accounts relating thereto are adequate under GAAP and have been or will have been established in accordance with GAAP, consistently applied. Nothing contained in this representation shall be construed as a guaranty of collectibility of any or all accounts receivable.

                  SECTION 4.9. INVENTORY. The material, supplies and work-in-process included in the inventory of the Business as set forth on the Interim Balance Sheet were, and the inventory of the Business at the Closing and reflected on the Closing Date Balance Sheet will be, as the case may be, (a) substantially equivalent in quality and quantity, subject to seasonality, to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory in the past; (b) suitable for the manufacture and distribution of the Products in a manner substantially equivalent in quality to that achieved generally by the Business in the past, and (c) valued in accordance with GAAP, consistently applied, subject, in each case, to all reserves reflected in the Interim Balance Sheet with respect to such inventory existing on the Interim Balance Sheet Date or in the Closing Date Balance Sheet with respect to inventory existing on the Closing Date. Such reserves on the Interim Balance Sheet are, and on the Closing Date Balance Sheet will be, adequate under GAAP and are, in the case of the Interim Balance Sheet, or will have been, in the case of the Closing Date Balance Sheet, established in accordance with GAAP, consistently applied.

                  SECTION 4.10. MATERIAL ADVERSE EFFECT. Other than changes resulting from (a) general economic conditions, (b) conditions affecting the automotive textile industry generally, (c) changes in any applicable Law, rule, regulation, statute or interpretation thereof, or (d) as set forth on SCHEDULE
4.10 annexed hereto, since the Interim Balance Sheet Date except as reflected in the Interim Financial Statements, there has not been any Material Adverse Effect, nor have any events occurred nor do any circumstances exist which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Since the Interim Balance Sheet Date, except as set forth on SCHEDULE 4.10 annexed hereto, there has not occurred any deterioration in the Business' relationships with Business Employees or with any suppliers or customers of the Business, and the Business has not lost or been threatened with the loss of any program in each case which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.11. REAL PROPERTY.

                  (a) SCHEDULE 4.11(A) annexed hereto lists all real property owned by Seller and used by Seller in its operation of the Business (the "BUSINESS REAL PROPERTY"). Seller has good and marketable title in fee simple to all of the Business Real Property and the Business Real Property is free and clear of any Liens, other than Permitted Liens.

                  (b) SCHEDULE 4.11(B) annexed hereto lists all leases and subleases, together with any amendments thereto (the "LEASES") with respect to all real property leased or subleased by Seller and used by Seller in its operation of the Business (the "LEASED BUSINESS REAL PROPERTY").

                  (c) Each of the Leases is in full force and effect. Seller has delivered to Purchaser a copy of each Lease, and all amendments thereto, listed on SCHEDULE 4.11(B) annexed hereto, except to the extent otherwise noted therein. Seller has performed all material obligations required to be performed by it to date under each Lease, and to the Knowledge of Seller, neither Seller nor any other party thereto is in material default under any such Leases.

                  (d) The covenants, easements or rights-of-way affecting the Business Real Property or Leased Business Real Property do not, with respect to each Business Real Property or Leased Business Real Property, materially impair the Seller's ability to use any such Business Real Property or Leased Business Real Property in the operation of the Business as presently conducted. There are no pending, or to Seller's Knowledge, threatened condemnation or similar proceedings affecting the Business Real Property. To Seller's Knowledge there are no pending or threatened condemnation or similar proceedings affecting the Leased Business Real Property. The Seller has access to public roads, streets or the like or valid easements over private streets, roads or other private property for such ingress to and egress from the Business Real Property (and to Seller's Knowledge, the Leased Business Real Property), except as would not materially impair the Seller's ability to use any such Business Real Property or Leased Business Real Property in the operation of the Business as presently conducted.

                  (e) Seller has delivered to the Purchaser accurate, correct and complete copies of Phase I and Phase II environmental reports in Seller's possession or the possession of its agents of all Business Real Property purported to be owned by Seller.

                  SECTION 4.12. TANGIBLE PROPERTY.

                  (a) SCHEDULE 4.12(A) annexed hereto lists all Tangible Property owned by Seller and used by Seller in its operation of the Business with an original cost of $10,000 or more as of March 1997.

                  (b) SCHEDULE 4.12(B) annexed hereto sets forth the name, parties and term of all Tangible Property leases: (i) under which Seller is the lessee, (ii) under which the annual rent is $10,000 or more, and (iii) which leases are not cancelable (without Liability) within 90 days. Except as set forth on SCHEDULE 4.12(B) annexed hereto, Seller holds good leaseholds in all of the Tangible Property shown or required to be shown on SCHEDULE 4.12(B) annexed hereto as leased by Seller, in each case under valid and enforceable leases. Seller is not, and to Seller's Knowledge no other party to any such Tangible Property lease is, in material breach of or default under any lease of any item of personal property listed on SCHEDULE 4.12(B) annexed hereto (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default).

                  SECTION 4.13. INTELLECTUAL PROPERTY.

                  (a) SCHEDULE 4.13 annexed hereto lists all applications and registrations for material Intellectual Property (other than know-how, non-customized computer software, and customer lists) of Seller used by Seller in its operation of the Business. Except as set forth on
         SCHEDULE 4.13 annexed hereto, Seller either owns or has the right to use by license, sublicense, agreement or permission all of the Intellectual Property set forth on SCHEDULE 4.13 annexed hereto, and in the case of patents and license agreements for the term set forth on
         SCHEDULE 4.13 annexed hereto. Except for Purchaser pursuant to this Agreement or as otherwise set forth in SCHEDULE 4.13 annexed hereto, Seller has not granted a license, nor reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property, and to Seller's Knowledge since June 28, 1994, there has been no assertion thereof by any Person that has not been fully withdrawn. Except as noted in SCHEDULE 4.13 annexed hereto, Seller has not been charged with, nor to the Knowledge of Seller is it threatened to be charged with, the infringement or other violation of the intellectual property rights of any other Person.

                  SECTION 4.14.  COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 4.14(A) annexed hereto, Seller has complied with, has not received any notice of violation of, and has no Knowledge of any facts which with or without notice could reasonably be expected to constitute a violation of, any Laws or Judgments, applicable to the Business, including but not limited to Environmental Laws, except for any violation or failure so to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) SCHEDULE 4.14(B) annexed hereto lists each Permit that is necessary for the operation of the Business as currently conducted or currently proposed to be conducted, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. All Permits included on SCHEDULE 4.14(B) annexed hereto, except as noted therein, are in full force and effect and no proceeding is pending or, to the Knowledge of Seller, threatened, to revoke or limit any such Permit.

                  SECTION 4.15.  AFFILIATE AGREEMENTS; RELATED PARTY
                  TRANSACTIONS.

                  (a) Except as set forth on SCHEDULE 4.15(A) annexed hereto, there are no written or oral Contracts relating to the Business between Seller and any of its Affiliates or any of their respective officers or directors, including, without limitation, any such Contracts relating to the provision of any services by Seller to any Affiliate, or by any such Affiliate to Seller, in respect of the Business. Other than (x) in the ordinary course of business consistent with past practice (which in the case of transactions with Affiliates will be on an arms' length basis) or (y) as set forth on SCHEDULE 4.15(A) annexed hereto, (a) since the Interim Balance Sheet Date, there have been, (b) from the date hereof to the Closing Date there will be, and (c) after the Closing Date there will be, no transactions, agreements or arrangements involving the Acquired Assets or otherwise affecting the Business between Seller and (i) any of its Affiliates or any of their respective officers, directors or management personnel, or (ii) any member of the immediate family of any individual described in clause (i) of this sentence.

                  (b) Except as set forth on SCHEDULE 4.15(B) annexed hereto, none of the General Partner, the Limited Partner or any of their respective Affiliates (i) owns, directly or indirectly, in whole or in part, any Tangible Property or Intangible Property, the use of which is necessary for the conduct of the Business as conducted on the date hereof, and which if not obtained from such Person could have a Material Adverse Effect, or (ii) owes any amount to the Business or, to the Knowledge of Seller, has any cause of action or other claim against the Business, other than for sales of goods in the ordinary course of business consistent with past practice.

                  SECTION 4.16.  ASSUMED CONTRACTS.

                  (a) SCHEDULE 4.16 annexed hereto lists all of the Assumed Contracts (other than the Leases or Permitted Liens), which are material to the operation of the Business. Except for Leases and Permitted Liens or as set forth on SCHEDULE 4.16 annexed hereto, Seller is not a party to or bound by any of the following, in connection with the Business:

                           (i) mortgage, indenture, note, or installment obligation, or other instrument for or relating to Indebtedness;

                           (ii) guaranty of any obligation for borrowings or performance, or guaranty or warranty of products or services, excluding endorsements or guaranties of instruments made in the ordinary course of business in connection with the deposit of items for collection, and express product and statutory warranties;

                           (iii) agreement or arrangement for the sale or lease of any of the Acquired Assets other than in the usual, regular and ordinary course of business;

                           (iv) agreement or other arrangement for the purchase of any real estate, machinery, equipment, or other capital assets in excess of $25,000;

                           (v) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other companies;

                           (vi) distribution, dealership, representative, broker, sales agency, advertising or consulting Contract excepting any such Contract that is terminable at will, or by giving notice of 30 days or less, without Liability;

                           (vii) lease or other agreement for the use of Tangible Property with rent in excess of $25,000 per year;

                           (viii) agreement imposing confidentiality,
                  non-competition or exclusive dealing obligations on it;

                           (ix) Contract for the future purchase of materials, supplies, services, merchandise, or equipment parts in excess of $50,000;

                           (x) Contract or agreement for the employment of any partner, management personnel, director, officer, consultant or key employee not terminable without penalty or liability arising from such termination or any severance or change-in-control contract or arrangement;

                           (xi) Contract relating to cleanup, abatement or other actions in connection with environmental Liabilities;

                           (xii) Contract which terminates, accelerates or creates any Liability as a result of this Agreement or any of the transactions contemplated hereby, except in the ordinary course of business; and

                           (xiii) Contract which involves future payment by or
                  to the Business in excess of $50,000 or is otherwise material to the extent relating to the Business as currently conducted by Seller or provides for a period of performance which extends beyond twelve (12) months from the date hereof.

                  (b) Each Contract listed or required to be listed on SCHEDULE
         4.16 annexed hereto is valid, binding and enforceable against Seller and to Seller's Knowledge the other parties thereto in accordance with its terms, and is in full force and effect. Seller has performed all material obligations required to be performed by it to date under each of the Contracts. Except as set forth on SCHEDULE 4.16 annexed hereto, neither Seller nor, to Seller's Knowledge, any other party thereto is in material breach of or default under any such Contract listed or required to be listed on SCHEDULE 4.16 annexed hereto (and no event has occurred which, with due notice or lapse of time or both, would constitute such a lapse or default). Seller has delivered to Purchaser a copy of each Contract or other written evidence of the obligations, and all amendments thereto, listed or required to be listed on SCHEDULE
         4.16 annexed hereto, except to the extent otherwise noted thereon.

                  SECTION 4.17. LABOR RELATIONS. Except as set forth on SCHEDULE
4.17 annexed hereto, Seller is not a party to any collective bargaining agreement covering Business Employees, there are no controversies or unfair labor practice proceedings pending or, to Seller's Knowledge, threatened between Seller and any current or former Business Employees or any labor or other collective bargaining unit representing any current or former Business Employees that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To Seller's Knowledge, except as set forth on SCHEDULE 4.17 annexed hereto, no organizational effort is presently being made, or to the knowledge of Seller, threatened by or on behalf of any labor union with respect to the Business.

                  SECTION 4.18. EMPLOYEE BENEFITS.

                  (a) SCHEDULE 4.18(A) annexed hereto lists all Employee Benefit Plans and all other material employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, or other insurances, scholarships or tuition reimbursements, maintained by Seller or to which Seller or any ERISA Affiliate is obligated to contribute for Business Employees or Former Business Employees. Each of the employee benefit plans, practices and arrangements set forth on SCHEDULE 4.18(A) annexed hereto, shall hereafter be referred to as a "PLAN" (or "PLANS" as the context may require).

                  (b) Except with respect to any Multiemployer Plan, copies of the following documents, with respect to each of the Plans as applicable, have been delivered or made available to Purchaser by
         Seller: (i) all Plan and related trust documents and amendments thereto; (ii) the most recent IRS Form 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; and (v) the three most recent actuarial reports.

                  (c) Except as set forth on SCHEDULE 4.18(C) annexed hereto, none of the Plans is a Multiemployer Plan. Neither Seller nor any ERISA Affiliate has incurred any Liability resulting from a complete or partial withdrawal from any Plan or Multiemployer Plan maintained for Business Employees or Former Business Employees, and none of them has incurred, or is reasonably likely to incur, any Liability due to the termination or reorganization of a Plan or Multiemployer Plan which has not been satisfied in full, and to the Knowledge of Seller, no event has occurred that would subject Seller or any ERISA Affiliate to any such Liability.

                  (d) Neither Seller nor any ERISA Affiliate has incurred, or is reasonably likely to incur, any Liability under Section 4062, 4063 or 4064 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA with respect to any Single-Employer Plan maintained for Business Employees or Former Business Employees, and to the Knowledge of Seller, no event has occurred that would subject Seller or any ERISA Affiliate to any such Liability. All premiums due the PBGC with respect to all Single-Employer Plans maintained by Seller and its ERISA Affiliates for Business Employees or Former Business Employees have been timely paid. Neither Seller nor any such ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA. Except as set forth on SCHEDULE 4.18(D) annexed hereto, there has been no "reportable event", within the meaning of Section 4043 of ERISA, with respect to any Single-Employer Plan maintained by Seller or its ERISA Affiliates for Business Employees or Former Business Employees which would require the giving of notice to the PBGC. No Single-Employer Plan maintained by Seller or its ERISA Affiliates for Business Employees or Former Business Employees has incurred an accumulated funding deficiency within the meaning of Section 412 of the Code.

                  (e) Except with respect to any Multiemployer Plan, each Plan complies with, and has been established, operated and administered in accordance with its terms and the requirements of, ERISA, the Code and other applicable Laws, except for any failures to comply that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  (f) Except with respect to any Multiemployer Plan, there are no material pending or, to Seller's Knowledge, threatened claims by, on behalf of or, to the Knowledge of Seller, against any Plan (other than routine claims for benefits).

                  (g) To Seller's Knowledge, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has ever occurred which involves the assets of any Plan maintained for Business Employees or Former Business Employees and which would subject Seller or any ERISA Affiliate to, and neither Seller nor any ERISA Affiliate has incurred any, Liability for any tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA with respect to any such Plan.

                  (h) With respect to each Plan that is a Single Employer Plan maintained for Business Employees or Former Business Employees, the most recent actuarial report prepared by such Plan's actuary, using the actuarial methods and assumptions contained in such report, fairly presents the fair market value of the assets of each such Plan and the present value of the Liabilities in respect of the benefits accrued under each such Plan, and since the date of such actuarial report there has been no material adverse change in the funded status of any such Plan after taking into account the additional accrual of benefits by participants since the date of such actuarial report through the Closing Date.

                  (i) Each Plan related to the Business which is intended to qualify under Section 401(a) of the Code has received an IRS determination letter concluding that such Plan so qualifies in form, and no amendment has been adopted or action been taken that, to Seller's Knowledge, would cause such Plan to lose its qualified status.

                  (j) Except as set forth on SCHEDULE 4.18(J) annexed hereto, or as may be required under Section 4980B of the Code, Section 601 of ERISA or other applicable foreign, state or local Law, Seller does not have any Liability for post-retirement medical or life insurance benefits or coverage for any Business Employee or Former Business Employee or any dependent of any such Business Employee or Former Business Employee. The reserve reflected in the Closing Date Balance Sheet will be adequate in accordance with GAAP for the payment or provision of all such benefits.

                  (k) Except as set forth on SCHEDULE 4.18(K) annexed hereto, the consummation of the transactions contemplated by this Agreement will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by Seller to or in respect of any Business Employee or Former Business Employee or the beneficiary or dependent of any such Business Employee or Former Business Employee under any Plan.

                  SECTION 4.19. INSURANCE. SCHEDULE 4.19 annexed hereto lists all material current and past Insurance policies providing coverage for the properties or operations or Liabilities of the Business since June 28, 1994, the type and amount of coverage, and the expiration dates of the policies. Such policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risk and Liabilities to the extent and in the manner deemed appropriate and sufficient by Seller. As of the date of this Agreement, no such Insurance policy aggregates, limits or maximums have been reached or exceeded, and no insurance carrier has been declared insolvent, for policies providing coverage for the properties, operations or Liabilities of the Business since June 28, 1994. Seller has not received notice from any Insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any current Insurance policy relating to the Business or a material increase in any premium in connection therewith, or (ii) informing Seller that any current coverage listed or required to be listed on SCHEDULE 4.19 annexed hereto will or may not be available in the future on substantially the same terms as now in effect.

                  SECTION 4.20. LITIGATION. Except as set forth on SCHEDULE 4.20 annexed hereto, there are no actions, causes of action, claims, suits or proceedings pending or, to the Knowledge of Seller, threatened against Seller, the Business or the Acquired Assets, at Law, in equity, in admiralty or otherwise before or by any Governmental Agency or any other Person, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as set forth in SCHEDULE 4.20 annexed hereto, neither Seller, the Business nor any of the Acquired Assets is subject to, or in default with respect to, any Judgment, which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

                  SECTION 4.21. ENVIRONMENTAL MATTERS. Except as set forth on
SCHEDULE 4.21 annexed hereto:

                  (a) the operation of the Business is, and since June 28, 1994 has been, and to Seller's Knowledge, prior to June 28, 1994 was, in compliance with all Environmental Laws except for any noncompliance resulting in Damages of less than $5,000 individually or in the aggregate;

                  (b) the Business has no Liability, whether contingent or otherwise, under any Environmental Law except for any Liability resulting in Damages of less than $5,000 individually or in the aggregate;

                  (c) no request for information, notice, Governmental Agency inquiry, demand letter, notice of violation or alleged violation of, non-compliance or alleged non-compliance with or any Liability under, any Environmental Law by or relating to the operation of the Business has been received by or threatened in writing against Seller or any prior owner of the Business since June 28, 1994, or, to Seller's Knowledge, before June 28, 1994;

                  (d) Seller has not entered into or been subject to, and is not currently a party or respondent to, any administrative, civil or criminal Judgments outstanding, or any administrative, civil or criminal actions, suits, proceedings or investigations pending or, to Seller's Knowledge, threatened, relating to any Environmental Law affecting the Business;

                  (e) Seller has obtained and has in full force and effect, or as set forth on SCHEDULE 4.14(B) annexed hereto, has applied for and reasonably expects to obtain, all Permits required under any Environmental Law for its operation of the Business on the Business Real Property or Leased Business Real Property and for any alterations or improvements existing at such property at any time since June 28, 1994;

                  (f) as of the date of this Agreement, no changes in Environmental Law proposed, contemplated or under consideration by a Governmental Agency will to Seller's Knowledge subject the Business to Liability in excess of $5,000 individually or in the aggregate or cause a Material Adverse Effect;

                  (g) except as set forth on SCHEDULE 4.21 annexed hereto, the Business has neither expressly nor by operation of Law, assumed or undertaken any Liability, including without limitation any obligation for Costs of Remediation of any other Person;

                  (h) Seller has not, and does not have any Knowledge of any other Person who has, caused any Release or threatened Release of any Hazardous Material on, in, under, or from the Business Real Property or Leased Business Real Property nor does Seller have Knowledge of any such Release, except for any Release resulting in Damages of less than $5,000 individually or in the aggregate;

                  (i) Seller has not received any written or, to Seller's Knowledge, other communication indicating or claiming potential Liability for response costs, Damages, or remediation with respect to a Release or threatened Release of any Hazardous Material in connection with its operation of the Business;

                  (j) the Business is not subject to any cleanup, remediation, monitoring or corrective action Liability or requirement under any Environmental Law;

                  (k) Seller has not arranged for the disposal of any Hazardous Material at, or transported any Hazardous Material to, any site from which, to the Seller's Knowledge, there exists a Release or threat of Release of any Hazardous Material;

                  (l) no Lien has been or with the passage of time and/or the giving of notice could reasonably be expected to be imposed on the Business Real Property or, to the Knowledge of Seller, on the Leased Business Real Property by any Governmental Agency under any Environmental Law or in connection with any Hazardous Material;

                  (m) Except as set forth on SCHEDULE 4.21 annexed hereto, to Seller's Knowledge, neither the Business Real Property nor the Leased Business Real Property (and any buildings, structures, fixtures or materials on such real property) (i) contains or includes any friable asbestos, polychlorinated biphenyls, or any underground storage tanks, piping, or sumps (or other underground structures which contain Hazardous Material), (ii) is included or proposed for inclusion on the National Priorities List or any similar list maintained under any Environmental Law, (iii) constitutes a habitat for any species designated as threatened or endangered pursuant to the Endangered Species Act, or (iv) contains any wetlands subject to regulation under the Federal Water Pollution Control Act or any other Environmental Law; and

                  (n) to Seller's Knowledge, Seller is not required to give notice of or record or deliver to any Governmental Agency an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

                  SECTION 4.22. TAX MATTERS.

                  (a) Except as set forth on SCHEDULE 4.22 annexed hereto:

                           (i) Seller has filed (or joined in the filing of), or will file (or join in the filing of), all Tax Returns which relate to the Business or the ownership of the Acquired Assets required to be filed under applicable Law prior to the Closing Date that relate to any material Taxes;

                           (ii) as of the time of such filing, Seller has paid or will have paid all Taxes shown to be due and payable on such Tax Returns and, as to any such Tax Returns not filed as of the date hereof, will pay all Taxes shown to be due and payable thereon;

                           (iii) Seller has paid, or has made or will make
                  adequate provision for all material Taxes for any periods that end on or before the Closing Date for which no Tax Returns which relate to the Business or the ownership of the Acquired Assets have yet been filed and for any periods that begin before the Closing Date and end after the Closing Date to the extent such Taxes are attributable to the portion of any such period ending at the Closing Date;

                           (iv) Seller has not given or requested any waivers of any statutes of limitation in respect of any Tax Returns which relate to the Business or the ownership of the Acquired Assets nor has Seller agreed to any extension of time with respect to any Tax assessment or deficiency which relates to the Business or the ownership of the Acquired Assets;

                           (v) no material claim for assessment or collection of Taxes with respect to the Business or the Acquired Assets has been asserted against Seller and Seller is not a party to (or has been informed that it may become a party to) any pending action, proceeding or investigation by any Governmental Agency for the assessment or collection of any such Taxes;

                           (vi) Seller is not a party to any agreement, whether written or unwritten, providing for the payment of Tax Liabilities, payment for Tax losses, entitlements to refunds or similar tax matters;

                           (vii) no Liens have been imposed upon or asserted against any Acquired Assets as a result of or in connection with any failure or alleged failure, to pay any Tax;

                           (viii) no ruling with respect to Taxes relating to
                  the Business or the Acquired Assets (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of Seller;

                           (ix) since June 28, 1994, no claim has been made by a Governmental Agency in a jurisdiction where Seller does not currently file Tax Returns that relate to any Taxes in respect of the Business or the Acquired Assets that it is or may be subject to taxation by that jurisdiction, nor is Seller aware that any such assertion of jurisdiction is threatened; and

                           (x) Seller has not requested any extension of time
                  within which to file any Tax Return that relates to any Taxes in respect of the Business or the Acquired Assets which Tax Return has not been filed.

                  (b) Seller is not a party to any agreement that is or may be characterized as a lease under the safe-harbor leasing provisions of
         Section 168(f)(8) of the Internal Revenue Code of 1954 that would result in any Acquired Asset being treated as owned by another Person. None of the Acquired Assets is tax exempt use property within the meaning of Section 168(h) of the Code or tax-exempt bond financed property within the meaning of Section 168(g)(5) of the Code.

                  (c) Seller has withheld and paid all material Taxes which relate to the Business or the ownership of the Acquired Assets required to be withheld, in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (d) For purposes of this SECTION 4.22, references to Seller shall also refer to any predecessor companies.

                  (e)  Seller is not a "foreign person" within the meaning of
         Section 1445 of the Code.

                  SECTION 4.23. INTERIM OPERATIONS. Since the Interim Balance Sheet Date, Seller has operated the Business in the ordinary course, except as set forth on SCHEDULE 6.1 annexed hereto, consistent with past practices, and except as set forth in SCHEDULE 4.23 annexed hereto, there has not been, other than in connection with the Loom Purchase, with respect to the Business (or if specifically referenced, Seller) any:

                           (i) incurrence, or agreement to incur or become subject to, any material obligation or Liability, except in the ordinary course of business, consistent with past practice or as contemplated by this Agreement;

                           (ii) mortgage or pledge of any Acquired Assets, tangible or intangible, except for Permitted Liens;

                           (iii) sale or transfer, or agreement to sell or
                  transfer, any Acquired Assets, or cancellation or payment, or agreement to cancel or pay, any debts, Liabilities or claims, except in the ordinary course of business, consistent with past practice;

                           (iv) extraordinary losses or except in the ordinary course of business consistent with past practice, waiver of any material rights;

                           (v) increase in the rate of compensation payable to any Business Employee, whose current total annual compensation or estimated annual compensation from the Business is $75,000 or more ("SIGNIFICANT EMPLOYEE"), over the rate being paid or accrued to them as of the Interim Balance Sheet Date, except in accordance with its prior practices or employment agreements;

                           (vi) termination of any Contract, agreement, license, or other instrument relating to the Business to which Seller is a party, except in the ordinary course of business consistent with past practice;

                           (vii) accrual or arrangement for or payment of, or
                  agreement to make any accrual or arrangement for or payment of, any bonuses or special compensation of any kind to any management personnel of the Business or Significant Employee, or general increase in the salary or bonus payable or to become payable by Seller to any other salaried employees or hourly employees of the Business (other than (x) pursuant to existing collective bargaining agreements, and (y) increases granted to individual Business Employees for merit, length of service, change in position or responsibility or other reasons applicable to specific Business Employees and not generally to a class or group thereof);

                           (viii) agreement, written or oral, providing for the
                  employment of any senior management personnel of the Business or any severance or termination benefits payable or to become payable by Seller to any senior management personnel of the Business;

                           (ix) action which would have constituted a breach of any negative covenant of Seller set forth in ARTICLE VI or VII if such negative covenant had applied since December 29, 1996;

                           (x) shortages of materials or supplies or any casualty that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect; or

                           (xi) agreement or understanding to take any of the actions described above in this SECTION 4.23.

                  SECTION 4.24. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against Purchaser for a finder's fee, brokerage commission or other similar payment based on an arrangement with Seller.

                  SECTION 4.25. PRODUCTS LIABILITY. Except as disclosed in
SCHEDULE 4.25 annexed hereto:

                  (a) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Agency against or involving any product, substance or material (collectively, a "PRODUCT"), or class of claims or lawsuits involving a Product manufactured, produced, distributed or sold by or on behalf of the Business, which is pending or, to Seller's Knowledge, threatened, on behalf of the ultimate retail purchaser of any Product, resulting from an alleged defect in design, manufacture, materials or workmanship of any Product manufactured, produced, distributed or sold by or on behalf of the Business, or any alleged failure to warn, or from any breach of express or implied specifications or warranties or representations (a "PRODUCT CLAIM"); and

                  (b) there has not been, nor is there under consideration or investigation by the Seller, any Product recall, rework, retrofit or post-sale warning (collectively, recalls, reworks, retrofits and post-sale warnings are referred to in this Agreement as "RECALLS") conducted by or on behalf of Seller concerning any Products manufactured, produced, distributed or sold by or on behalf of the Business, or, to the Knowledge of Seller, any Recall conducted by or on behalf of any entity as a result of any alleged defect in any Product supplied by the Business. Except as disclosed in SCHEDULE 4.25 annexed hereto, there is no Product Claim pending or, to Seller's Knowledge threatened, on behalf of a customer of the Business or any Governmental Agency which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.26. BOOKS AND RECORDS. Seller has made available to Purchaser and its directors, officers, attorneys, accountants and representatives true and correct copies of all agreements, documents and other items listed on the Schedules to this Agreement and all books and records of Seller relating primarily to the Business. The books and records of Seller relating primarily to the Business accurately reflect in reasonable detail the transactions to which Seller is a party or by which its properties are bound in accordance with GAAP.

                  SECTION 4.27. DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES; SCHEDULES.

                  (a) Except as expressly set forth in this Agreement, the Schedules and Exhibits hereto, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, Seller makes no representation or warranty, including, with respect to the Business or its operations, assets, Liabilities, or conditions, including, any representation or warranty of merchantability, suitability or fitness for a particular purpose, or quality as to the Acquired Assets, or any part thereof, or as to the condition or workmanship thereof, or the absence of any defects therein, whether latent or patent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, any item disclosed on any one Schedule shall be deemed to be disclosed on each Schedule, where relevant, provided that a specific cross-reference is made in the relevant Schedule or its relevance to another Schedule is readily apparent. Disclosure of an item in any Schedule shall not be deemed to be an admission that such item is material.

                  SECTION 4.28. ACCRUALS. As of the Interim Balance Sheet Date and the Closing Date, the Business has and will have no material Liabilities with respect to Plans in the aggregate, except for Liabilities (a) reflected or reserved for on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be, (b) relating to performance obligations, under Contracts or Permitted Liens in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on the Interim Balance Sheet or the Closing Date Balance Sheet, as the case may be, or (c) constituting Taxes. For the purposes of this representation, Plans and accruals therefor will be considered in the aggregate and not on an individual Plan basis.

                                   ARTICLE V.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller as follows:

                  SECTION 5.1. ORGANIZATION; GOOD STANDING; POWER AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement, the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies. Purchaser has the requisite corporate power and authority to own its properties and to carry on the business presently being conducted by it.

                  SECTION 5.2. NO CONFLICT OR VIOLATION; CONSENTS. Except as set forth on SCHEDULE 5.2 annexed hereto, neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will conflict with or result in a material breach of or a material default (or in an occurrence which with the lapse of time or action by a third party, or both, could result in a material default) with respect to any of the terms, conditions or provisions of any applicable Judgment of any court or of any Governmental Agency, applicable to Purchaser, or of the Certificate of Incorporation or By-Laws of Purchaser, or of any indenture, Contract, agreement, lease, or other instrument to which Purchaser is a party or subject or by which Purchaser or any of its properties or assets are bound, or of any applicable Law, to which Purchaser or its businesses is subject, except for those conflicts, breaches, defaults, terminations, or accelerations, which individually or in the aggregate could not reasonably be expected to have a material adverse effect on Purchaser or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement; provided, however, that no representation or warranty is made hereby by Purchaser with respect to the effect of antitrust Laws or regulations.

                  SECTION 5.3. LITIGATION. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions or decrees pending or, to the actual knowledge, after reasonable inquiry, of the executive officers of Purchaser, threatened against Purchaser at Law, in equity, in admiralty or otherwise, or before or by any Governmental Agency, which seeks to restrain or enjoin the consummation of the transactions contemplated hereby.

                  SECTION 5.4. BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such

Person against Seller for a finder's fee, brokerage commission or other similar payment based on an arrangement with Purchaser.

                  SECTION 5.5. FINANCIAL CAPACITY. The Highly Confident Letter is valid and in full force and effect. Assuming the accuracy of the representations and warranties of Seller herein and compliance by Seller with the covenants contained herein, Purchaser believes that the financing described in the Highly Confident Letter will be available prior to Closing and Purchaser will use reasonable best efforts to obtain such financing.

                  SECTION 5.6. DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Agreement, the Schedules and the Exhibits hereto, and any other certificate or instrument delivered pursuant to the terms hereof or thereof, Purchaser makes no representation or warranty.

                                   ARTICLE VI.

                           CERTAIN COVENANTS OF SELLER

                  Seller covenants with Purchaser that from and after the date hereof through the Closing Date (except as expressly set forth below or in SCHEDULE 6.1, or as consented to or approved by Purchaser in writing):

                  SECTION 6.1. CONDUCT OF BUSINESS. Seller shall use its reasonable best efforts to:

                  (a) not amend its Certificate of Limited Partnership or Partnership Agreement or merge with or into or consolidate with any other Person, or change or agree to change the character of the Business in any manner that would have a Material Adverse Effect other than the transactions contemplated herein;

                  (b) operate the Business in the ordinary course in accordance with past practices;

                  (c) use commercially reasonable efforts to keep available generally the services of the present management personnel of the Business and Business Employees (including Significant Employees), and preserve generally the present relationships with Persons having business dealings with the Business;

                  (d) not make any sale, assignment, transfer, abandonment, or other conveyance of any Acquired Assets or any part thereof in each case having a book value of $10,000 or more or a fair market value in excess of $25,000, except (i) transactions pursuant to Assumed Contracts set forth in SCHEDULE 4.16 annexed hereto and (ii) dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

                  (e) to keep in full force and effect Insurance relating to the Business comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof; after the Closing, policies held by Seller will not be available to cover occurrences (in the case of occurrence-based policies) occurring, or claims made (in the case of claims-made-based policies) after the Closing Date;

                  (f) not settle, release or forgive any material claim or litigation or waive any material right with respect to any Acquired Asset or the Business;

                  (g) not make, change or revoke, or permit to be made, changed or revoked, without the consent of Purchaser any material election or method of accounting with respect to Taxes affecting or relating to the Business;

                  (h) not enter into, or permit to be entered into, without the consent of Purchaser any closing or other agreement or settlement with respect to Taxes affecting or relating to the Business;

                  (i) not enter into any employment Contract with any management personnel of the Business or Business Employee (including any Significant Employee) or make any loan to, or enter into any material transaction of any other nature with, any management personnel of the Business or Business Employee (including any Significant Employee);

                  (j) increase or commit to increase the salary or other compensation payable or to become payable to any Business Employees, or management personnel, agents or independent contractors of the Business (except for normal compensation adjustments to salaries or wages to non-management personnel, and to management personnel as required by an applicable employment agreement);

                  (k) to not acquire, lease or dispose or agree to acquire, lease or dispose of any capital Acquired Assets having a book value in excess of $5,000 or a fair market value in excess of $25,000 other than the Loom Purchase or in the ordinary course of business of the Business consistent with past practice and except as described on SCHEDULE 4.16 annexed hereto; and

                  (l) to inform the Purchaser of (i) any loss or threat of loss of any automotive program, (ii) any material development in any organizational effort on behalf of any labor union set forth on
         SCHEDULE 4.17 annexed hereto, (iii) changes in Environmental Law proposed, contemplated or under consideration by a Governmental Agency which will to Seller's Knowledge subject the Business to Liability in excess of $5,000 individually or $25,000 in the aggregate or cause a Material Adverse Effect, or (iv) any material discussion or development of the amendment, termination or renewal of the Loan and Security Agreement dated as of June 28, 1994 between JPS Automotive Products Corp. and the CIT Group/Equipment Financing, Inc. identified on
         SCHEDULE 4.16 annexed hereto
         and any and all agreements, notes, documents or allonges executed in connection therewith; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any breach of this SECTION 6.1(L) shall be deemed to be a breach of a representation and warranty and not a breach of covenant.

                  SECTION 6.2. LEGAL PROCEEDINGS. Seller shall promptly notify Purchaser of any claim, action, suit, proceeding, complaint, charge, Tax or other audit, investigation or arbitration or other formal method of settling disputes or disagreements relating primarily to the Business by or before any Governmental Agency, which after the date hereof is commenced or, to the Knowledge of Seller, threatened against Seller or against the General Partner, the Limited Partner, or any Business Employee or management personnel, consultant, agent or other representative of the Business.

                  SECTION 6.3. SOLICITATION. Neither Seller nor any of its Subsidiaries shall (directly or indirectly) solicit or initiate any discussions or negotiations with, participate in any negotiations with, or provide any information to or afford any access to the properties, books and records of Seller or the Business to, or otherwise cooperate with, or facilitate or encourage any effort or attempt by any Person concerning any merger, sale of substantial assets, sale of limited partnership interests or similar transaction involving the Business. In addition, it shall be a breach of this Agreement by Seller if the Limited Partner or a Parent Entity takes any action which Seller is prohibited from taking under this SECTION 6.3.

                  SECTION 6.4. INFORMATION AND ACCESS.

                  (a) Seller shall permit representatives of Purchaser to have reasonable access during normal business hours, and in a manner so as not to interfere with the normal operations of Seller and its Subsidiaries, to all premises, properties, personnel, accountants, books, records, contracts and documents of Seller which relate primarily to the Business (collectively, "RECORDS"), subject to the following exceptions:

                           (i) Purchaser recognizes that certain Records may
                  contain only incidental information relating to the Business or may primarily relate to the Seller or any of its Affiliates, or the businesses of the Seller or any of its Affiliates other than the Business, and Seller and its Affiliates may retain such Records and Seller may deliver appropriately excised, but otherwise true and correct copies of such Records so long as the effect of such excising is not to omit information from the Records necessary for the conduct of the Business;

                           (ii) Seller and each of its Affiliates may retain any
                  Tax Returns so long as true and complete copies of the portions thereof relating to the Business are delivered to Purchaser at or before the Closing or made available to the Purchaser following the Closing; and

                           (iii) Seller and each post-Closing Affiliate may
                  retain Records that contain information that is privileged or similarly protected from disclosure, except for such Records relating to the Acquired Assets or Assumed Liabilities (but only in the event that the disclosure of the information contained in such Records does not damage the privilege of such information) and Records relating to the Excluded Liabilities or Excluded Assets.

         After the Closing, Purchaser will retain all Records (except those Records referred to in SECTION 6.4 (A)(I), (II) and (III)) required to be retained pursuant to obligations imposed by any applicable Law. Except as provided in the immediately preceding sentence or in SECTION
         7.6 hereof, Purchaser will retain all Records for a period of seven years after the Closing Date. After the end of such seven-year period, before disposing of any such Records, Purchaser will give notice to such effect to Seller and give Seller at its cost and expense an opportunity to remove and retain all or any part of such Records as Seller may elect. Purchaser and each of its representatives shall treat and hold as confidential information contained in such Records in accordance with the terms and provisions of that certain Confidentiality Agreement, entered into as of March 14, 1997, between Purchaser and Seller (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement shall remain in full force and effect until the Closing Date, whereupon such Confidentiality Agreement will terminate without further action.

                  (b) Purchaser shall indemnify, defend and hold harmless Seller, the lessors under the Leases and their respective Affiliates from and against any and all claims, demands, causes of action, losses, damages, Liabilities, cost and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by such Persons in connection with (i) Purchaser's and/or Purchaser's representatives' entry upon the Business Real Property or Leased Business Real Property, or (ii) any and all other activities undertaken by Purchaser or Purchaser's representatives with respect to the Business Real Property or Leased Business Real Property pursuant to this SECTION 6.4.

                  SECTION 6.5. CONFIDENTIALITY AGREEMENTS. At the Closing, Seller will take all such commercially reasonable actions as may be required to assign to Purchaser the benefits with respect to the Business of all confidentiality agreements relating to the possible sale of the Business by Seller.

                  SECTION 6.6. CERTAIN ENVIRONMENTAL COVENANTS. Upon reasonable request, Seller shall promptly respond to Purchaser's requests for information, and make available to Purchaser copies of all documents, records and correspondence in their possession or control (or available to Seller, if unavailable to Purchaser) relating to the compliance by Seller with Environmental Laws or to the Release or threat of Release of Hazardous Materials in connection with the ownership of the Acquired Assets or operation of the Business by the Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, or site assessments of the Business Real Property or Leased Business Real

Property, documentation regarding off-site or on-site disposal of Hazardous Materials, spill control plans, and environmental agency reports and correspondence. Prior to the Closing Date, Purchaser shall have the right to inspect and investigate the Leased Business Real Property and Business Real Property. The scope of the investigation shall not include any sampling, monitoring, testing, soil borings, well or wellpoint installation, or any other physical testing of the indoor or outdoor environment unless agreed to in writing by Seller at Seller's sole discretion; provided, however, Purchaser shall be permitted to sample existing groundwater wells at the Leased Business Real Property and the Business Real Property.

                  SECTION 6.7. MANAGEMENT INFORMATION SYSTEM. For a period beginning on the Closing Date and ending 12 months from the date thereof, Seller shall make available to Purchaser at no cost to Purchaser, the Management Information System (MIS) services for the Business comparable to that which was previously provided to the Business by Seller.

                  SECTION 6.8. ACCOUNTING; HUMAN RESOURCES; CREDIT COLLECTION. For a period beginning on the Closing Date and ending 120 days from the date thereof, Seller shall provide to Purchaser, at no cost to Purchaser, accounting, cash management and credit collections personnel support comparable to that which was previously provided to the Business by Seller. When requested by the Purchaser, and if the Seller has the ability to do so without (i) unreasonably disrupting or interfering with its or its Affiliates' requirements or services,
(ii) hiring additional personnel or (iii) retaining personnel that it would not otherwise retain, for the period up to December 15, 1997, the Seller will provide consulting human resources services relating to the Seller's employee benefit plans and responding to questions regarding the transition of Transferred Business Employees out of those plans. For any such services that Seller is not otherwise required to provide under applicable law, the Purchaser will reimburse the Seller based on the hours involved at the hourly compensation rate for the individuals providing such services plus out-of-pocket expenses. The hourly rate for Bob Cauble is $59.37 per hour and for Wanda Ball is $31.59 per hour. Notwithstanding anything contained herein to the contrary, neither Seller nor any of its Affiliates nor any of their respective officers, directors, employees, representatives or agents shall be liable to the Purchaser or any of its Affiliates for any losses or damages suffered in respect of any services or advice provided pursuant to this SECTION 6.6, other than for losses or damages resulting from the gross negligence or willful misconduct of Seller as finally determined by a court of competent jurisdiction. The Purchaser shall indemnify and hold the Seller and its Affiliates and their respective officers, directors, employees, representatives and agents harmless from and against any loss, Liability, damage or expense (including reasonable legal fees and expenses) suffered or incurred by or to which such persons may become subject as a result of or arising from any service (other than for services which Seller is required to provide under applicable law) or advice provided pursuant to this
SECTION 6.6, other than for any loss, Liability, damage or expense resulting from the gross negligence or willful misconduct of Seller as finally determined by a court of competent jurisdiction.

                  SECTION 6.9. TAYLORS FACILITY. For a period beginning on the Closing Date and ending six months from the date thereof, Seller shall rent to Purchaser the warehouse space at

Seller's Taylors facility at a cost of $11,100 per month, which is consistent with historical rental allocations to the Business for such space.

                                  ARTICLE VII.

                                CERTAIN COVENANTS

                  SECTION 7.1. HART-SCOTT-RODINO AND OTHER FILINGS.

                  (a) As promptly as practicable, and in any event within fifteen Business Days following the execution and delivery of this Agreement by the parties, Seller and Purchaser shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, the filing fees for which shall be borne by Purchaser. Seller and Purchaser shall, or shall cause their ultimate parents to, request early termination of the waiting period thereunder.

                  (b) Seller and Purchaser shall, or shall cause their ultimate parents to, respond with reasonable diligence to any request for additional information made in response to such filings.

                  (c) As promptly as practicable, Seller and Purchaser shall prepare and file any other application, report, or other filing required to be submitted to any other Governmental Agency in connection with the transactions contemplated hereby.

                  SECTION 7.2. CERTAIN PROVISIONS RELATING TO CONSENTS. Seller shall use commercially reasonable efforts prior to and after the Closing Date to obtain all Consents that are required in connection with the transactions contemplated by this Agreement. Seller shall not obtain any Consent that will be to the economic detriment of the Business, including any modification of any Assumed Contract, Lease or Permit. Purchaser shall cooperate as reasonably necessary or desirable to secure the third party Consents, including, without limitation, providing to such third party information, including financial information, provided, however, that neither Purchaser nor Seller will be required to incur any Liability or obligation in connection therewith, other than for the underlying matter for which such Consent was obtained as in effect immediately prior to such Consent.

                  SECTION 7.3. NONDISCLOSURE; NONCOMPETITION.

                  (a) From and after the Closing Date, Seller shall not use, divulge, furnish or make accessible to anyone any proprietary, material non-public, confidential or secret information to the extent relating to the Business (including, without limitation, customer lists, supplier lists and pricing and marketing arrangements with customers or suppliers), and Seller shall cooperate reasonably with Purchaser in preserving such proprietary, confidential or secret aspects of the Business.

                  (b) For a period of four years after the Closing Date, Seller will not, and will cause Collins & Aikman Corporation and each of its wholly-owned Subsidiaries not to, directly or indirectly, through any division, Subsidiary or otherwise, alone or in association with any other Person in any form or manner, (i) engage in any business activity which competes with the Business as currently conducted by Seller as of the Closing or (ii) own stock or otherwise have an equity interest in or be affiliated with any Person or entity engaged in any Business activity which is competitive with the Business (except as a stockholder holding less than 5% of the stock of a publicly held corporation); provided, however, that the foregoing shall not apply to any of the following: (x) in the event of an acquisition by Seller or Collins & Aikman Corporation or any of their respective wholly-owned Subsidiaries of an entity 35% or less of the assets or revenues of which are attributable to a business activity which competes with the Business so long as the competitive business which is a part of such entity has less then 10% of the market share of the North America air restraint fabric business, (y) in the event of an acquisition by Seller or Collins & Aikman Corporation or any of their respective wholly-owned Subsidiaries which exceeds the limitations of subsection (x) of this
         SECTION 7.3(B), provided that Seller or Collins & Aikman Corporation or any of their respective wholly-owned Subsidiaries, as the case may be, subsequently sells such portion of the acquired entity attributable to the competing business which exceeds the limitations of subsection (x) of this SECTION 7.3(B) within two years from the date of acquisition thereof and notifies Purchaser of such acquisition and intent to sell promptly following the closing of the acquisition and allows Purchaser to participate in any bidding process established for such sale, it being understood that Seller or Collins & Aikman Corporation or any of their respective Affiliates may otherwise conduct the bidding process in any manner it sees fit; or (z) to any Person who is or may be an Affiliate of Seller (other than Collins & Aikman Corporation and its direct and indirect Subsidiaries), including without limitation, The Blackstone Group, Wasserstein Perella & Co., Inc. and their respective Affiliates (other than Collins & Aikman Corporation and its direct and indirect Subsidiaries). Seller will not, for a period of two years from the Closing Date, solicit for hire any Business Employees (including Significant Employees) without the prior written consent of Purchaser. Seller agrees that a violation of this SECTION 7.3 will cause irreparable injury to Purchaser, and Purchaser will be entitled, in addition to any other rights and remedies it may have at Law or in equity, to an injunction enjoining and restraining Seller from doing or continuing to do any such violation and any other violations or threatened violations of SECTION 7.3.

                  (c) Seller acknowledges and agrees that the covenants set forth in this SECTION 7.3 are reasonable and valid in scope and in all other respects. If any of such covenants is found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event that, notwithstanding the first sentence of this SECTION 7.3(C), any of the provisions of this SECTION
         7.3 relating to scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

                  SECTION 7.4. EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby; provided, however, that nothing in this covenant or any other provision of this Agreement will require Purchaser to agree to any divestiture, hold-separate or other similar agreement or requirement. Without limiting the generality of the foregoing, Purchaser will
(i) use reasonable efforts to satisfy the conditions to the availability of financing referred to in SECTION 9.11 hereof and (ii) promptly notify Seller if Purchaser is given notice or Purchaser otherwise determines that the financing contemplated by the Highly Confident Letter will not be available.

                  SECTION 7.5. COLLECTIONS. On and after the Closing Date, Purchaser shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Business, no matter how or when earned, except for any monies relating to or arising from any Excluded Liability or Excluded Asset. If Seller shall receive any such monies, Seller shall hold all such monies in trust for the sole benefit of Purchaser. Within five business days after receipt thereof, Seller shall cause the transfer and delivery to Purchaser of any such monies or other property which it may receive after the Closing Date in respect of the Business. Seller authorizes the Purchaser to endorse in Seller's name all notes, checks, drafts, money orders or other instruments of payment in respect of the foregoing which may come into the possession of Purchaser. This right shall become irrevocable upon Closing.

                  SECTION 7.6. ONGOING TAX COOPERATION. If the Closing occurs, Seller and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such Tax data, prior Tax Returns and filings and other information as may be reasonably required for the preparation by Purchaser or Seller of any Tax Returns, elections, Consents or certificates required to be prepared and filed by Purchaser or Seller that relate to the Business and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to Liability for Taxes. Without limiting the generality of the foregoing, each of Purchaser and Seller shall retain copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or including the Closing Date in any such case that relate to the Business until the later of (i) the expiration of the statute of limitations for the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except for extensions executed by that party or its Affiliates or extensions of which such party has received written notice from another party, or (ii) six years following the due date (without extensions) for such Tax Returns; provided, however, that no party will dispose of its copies without first notifying the other parties and providing such other parties with a reasonable period of time to assume possession of such copies. In addition, without limiting the generality of the foregoing, each party shall make its personnel and those of its Affiliates reasonably available for deposition and testimony in any Tax controversy or proceeding that relates to the Business. Purchaser shall provide Seller with any necessary payroll records relating to the Business attributable to the period prior to the Closing Date. Purchaser shall cooperate with Seller to the extent reasonably necessary for Sellers' preparation of their financial statements and Tax Returns that relate to the Business and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto. Any information or documentation provided pursuant to this SECTION 7.6 shall not be disclosed by the recipient thereof to any Person except its accountants and relevant Tax authorities or as required by applicable Law (in which case the disclosing party shall consult in good faith with the other party prior to making any such disclosure).

                  SECTION 7.7. CLEARANCE CERTIFICATES. To the extent required by law to relieve Purchaser of any secondary Liability for unpaid sales or similar Taxes of Seller attributable to periods prior to the Closing Date, Seller shall, following execution of this Agreement, use reasonable efforts to obtain clearance certificates or similar documents from any state Tax authority.

                  SECTION 7.8. CERTAIN TAX MATTERS.

                  (a) Purchaser and Seller shall each bear and pay one-half of all sales, use, transfer, stamp, conveyance, value added or other similar Taxes, duties, excise or governmental charges imposed by any United States federal, state or local Governmental Agency, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the transfer of the Acquired Assets or otherwise on account of this Agreement or the transactions contemplated hereby (collectively, the "TRANSFER TAXES"). Each of Seller and Purchaser, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its Knowledge required in connection with the payment of any Transfer Tax.

                  (b) Purchaser will prepare and file or cause to be prepared and filed all Tax Returns with respect to the Acquired Assets and the Business required to be filed with the appropriate Governmental Agency for all taxable periods beginning after the Closing Date. Purchaser will make all payments required with respect to any such Tax Returns.

                  (c) Seller or an Affiliate of Seller will prepare and file or cause to be prepared and filed all Tax Returns for the Seller that are required to be filed with respect to the

         Acquired Assets and the Business, other than Tax Returns that Purchaser is obligated to prepare and file pursuant to SECTION 7.8(B), with the appropriate Governmental Agency. Seller will pay or cause to be paid all Taxes required to be paid with respect to such Tax Returns. The amount of any Income Taxes attributable to a portion of a taxable period that includes but does not end on the Closing Date shall be determined pursuant to the interim closing of books method.

                  (d) From the date hereof through the Closing Date, Seller and Purchaser will consult with one another with a view to determining a mutually acceptable allocation of the Purchase Price among the Acquired Assets. If such a mutually acceptable allocation is agreed upon, Seller and Purchaser will jointly prepare Form 8594 pursuant to Section 1060 of the Code and Seller and Purchaser will file all of their respective Tax Returns consistent with such allocation. If such a mutually acceptable allocation is not agreed upon, each of Seller and Purchaser will be free independently to determine an appropriate allocation of the aggregate Purchase Price among the Acquired Assets for purposes of preparing and filing its own Tax Returns.

                  (e) Purchaser will prepare and deliver, or will cause to be prepared and delivered, within 60 calendar days of receipt of Seller's request therefor, to Seller, Seller's standard federal and state Tax Return data gathering packages relating to the Business. Such packages will be prepared on a basis consistent with the prior year's Tax Returns. In addition to providing such packages to Seller, Purchaser will promptly provide or cause to be provided to Seller such other information as Seller may reasonably request in order for the operations of the Business to be properly reported in Seller's Tax Returns.

                  SECTION 7.9. W-2 MATTERS. Pursuant to the alternate procedure described by Revenue Procedure 96-60, Purchaser will assume Seller's entire obligation to furnish Forms W-2 for the year ending December 31, 1997 to Transferred Business Employees. Seller will provide Purchaser the information not available to Purchaser and relating to periods ending on the Closing Date necessary for Purchaser to prepare and distribute Forms W-2 to Transferred Business Employees for the year ending December 31, 1997, which Forms W-2 will include all remuneration earned by Transferred Business Employees from Seller and Purchaser during the year ending December 31, 1997, and Purchaser will prepare and distribute such Forms. The information provided by Seller pursuant to this SECTION ON 7.9 shall be true, correct and complete, and Seller shall hold Purchaser harmless and indemnify Purchaser for any penalty or other charge or loss incurred by Purchaser as a result of Seller providing inaccurate or incomplete information hereunder.

                  SECTION 7.10. ONGOING INSURANCE COOPERATION.

                  (a) If the Closing occurs, Seller and Purchaser shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such information and documentation as may be reasonably required for the processing of

         Insurance claims and the determining of or obtaining of Insurance coverage. Seller and Purchaser will use reasonable efforts to cooperate
         (i) to transfer to Purchaser any Insurance and administrative services contracts that relate to the Business, are separately transferable and that Purchaser wishes to continue as set forth on SCHEDULE 7.10 annexed hereto and (ii) to cause any Insurance carrier or third party administrator administering workers' compensation or other Insurance programs or Liabilities assumed by Purchaser to deal directly with Purchaser.

                  (b) With respect to any loss, Liability or damage relating to, resulting from or arising out of Seller's ownership or conduct of the Business on or prior to the Closing Date for which Seller would be entitled to assert, or cause any other Person or entity to assert, a claim for recovery under any policy of Insurance maintained by or for the benefit of Seller in respect of the Business, at the request of Purchaser, Seller will use its reasonable best efforts to assert, or to assist Purchaser to assert, one or more claims under such Insurance covering such loss, Liability or damage if Purchaser, is not itself entitled to assert such claim but Seller is so entitled and Seller will promptly pay to Purchaser any amounts recovered in respect of any such claim, provided that all of Seller's out-of-pocket costs and expenses incurred in connection with the foregoing, including without limitation any cost in asserting or assisting in asserting any claim, or any deductible, self-insurance retention, retrospective premium or other like arrangement by which Seller retains any Liability under any such policy of Insurance, are promptly reimbursed by Purchaser. Seller will be deemed, solely for the purpose of asserting claims for Insurance pursuant to the immediately preceding sentence, to have retained Liability for such loss, Liability or damage to the extent of the policy limits of the applicable Insurance. Nothing in this SECTION 7.10 will change or alter the provisions of ARTICLE XIII.

                  (c) Until the Closing Date, if any current Insurance policy covering the Business or the Acquired Assets is cancelled or expires, Seller will use its reasonable best efforts to have such current Insurance policy renewed or extended or to replace such policy with one or more policies providing substantially the same type and amount of coverage prior to such cancellation or expiration, provided that any such renewal, extension or replacement is on reasonable terms.

                  SECTION 7.11. BULK TRANSFER LAWS. Purchaser hereby waives compliance by Seller with the provisions of any so-called "bulk transfer" Law of any jurisdiction in connection with the sale of the Acquired Assets to Purchaser.

                  SECTION 7.12. ENHANCED SEVERANCE ISSUES. Purchaser hereby covenants and agrees to provide written notice to Seller on the earlier of fourteen days prior to the Closing Date or August 15, 1997 of any decision by Purchaser not to retain the services of the Business Employees listed on
SCHEDULE 7.12 annexed hereto following the Closing. If Purchaser fails to provide Seller with such notice pursuant to the preceding sentence, Purchaser shall be liable for all severance payable to the Business Employees listed on
SCHEDULE 7.12 annexed hereto and shall
indemnify and hold harmless Seller therefrom. The foregoing shall not obligate Purchaser to continue the employment relationship with such persons for any specific period of time.

                  SECTION 7.13. NOTICE. Purchaser hereby covenants and agrees to provide prompt written notice to Seller in the event that Purchaser reasonably believes that the representations and warranties of Purchaser set forth in
SECTION 5.5 hereof are no longer accurate.

                  SECTION 7.14. POLICY. Purchaser will notify Seller, within two weeks of the date hereof, if a policy reasonably comparable (in material terms and cost) to the policy currently maintained by the Seller with Aetna Life and Casualty Insurance Company, with respect to Seller's Employee Retiree Life Plan, is not available to the Business on a standalone basis (without taking into account any changes to the Business or to benefit plans to be made by Purchaser). If Purchaser and Seller reasonably agree that such comparable policy is not available, a closing adjustment will be made to the Purchase Price in favor of Purchaser, to take into account any increased accrual for such Plan which is made necessary by reason of such unavailability.

                                  ARTICLE VIII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

                  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Seller) of each of the following conditions on or prior to the Closing Date:

                  SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof, and shall also be true and correct in all material respects on and as of the Closing Date, as though such representations and warranties were made anew on and as of the Closing Date. Purchaser shall have delivered to Seller a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

                  SECTION 8.2. COMPLIANCE WITH AGREEMENT. Purchaser shall have performed and complied in all material respects with the covenants to be performed or complied with by it on or prior to the Closing Date. Purchaser shall have delivered to Seller a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

                  SECTION 8.3. NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending any suit, action or other proceeding by any Governmental Agency in which it is sought to restrain or prohibit or question the validity or legality of the transactions contemplated by this Agreement, nor shall any such suit, action or proceeding under any applicable antitrust Law, rule or regulation be threatened by any Governmental Agency.



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                  SECTION 8.4. HART-SCOTT-RODINO. All applicable waiting periods
(and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  SECTION 8.5. CORPORATE DOCUMENTS. Seller shall have received from Purchaser certified copies of the resolutions duly adopted by the board of directors of Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and such resolutions shall be in full force and effect as of the Closing Date.

                  SECTION 8.6. BILL OF SALE. The Purchaser shall have executed and delivered the Bill of Sale to Seller.

                  SECTION 8.7. PURCHASE PRICE. The Purchaser shall have paid to the Seller the Purchase Price in accordance with SECTION 2.4.

                  SECTION 8.8. OPINION OF THE PURCHASER'S COUNSEL. The Seller shall have received the opinion, dated the Closing Date, of the Purchaser's Counsel, substantially in the form annexed hereto as Exhibit B ("Purchaser's Opinion of Counsel").

                  SECTION 8.9. C&A CREDIT AGREEMENTS CONSENT. The C&A Credit Agreements shall have been amended or effectively waived to permit the consummation of the transactions contemplated herein; provided that it shall be a breach of this Agreement by Seller if any of its Affiliates who are parties to such agreements fail to use their reasonable best efforts to have such agreements amended or waived.

                                   ARTICLE IX.

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Closing Date:

                  SECTION 9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date hereof, and shall also be true and correct in all material respects on and as of the Closing Date, as though such representations and warranties were made anew on and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date. Seller shall have delivered to Purchaser a certificate of the President or a Vice President of the General Partner dated the Closing Date, to the foregoing effect.

                  SECTION 9.2. COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with the covenants to be performed or complied with by it on or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate of the President or a Vice President of the General Partner, dated the Closing Date, to the foregoing effect.

                  SECTION 9.3. NO ADVERSE PROCEEDING. As of the Closing Date, there shall not have been instituted or be pending any suit, action or other proceeding by any Governmental Agency in which it is sought to restrain, prohibit or question the validity or legality of the transactions contemplated by this Agreement, nor shall any such suit, action or proceeding under any applicable antitrust Law, rule or regulation be threatened by any Governmental Agency.

                  SECTION 9.4. HART-SCOTT-RODINO. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                  SECTION 9.5. CONSENTS. All consents, approvals, authorizations, registrations or filings necessary for the consummation of the transactions contemplated by this Agreement and the execution and delivery of this Agreement by Seller which are listed on SCHEDULE 4.2 annexed hereto shall have been obtained.

                  SECTION 9.6. CORPORATE DOCUMENTS. Purchaser shall have received from Seller certified copies of the resolutions duly adopted by the board of directors of the General Partner approving the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby, and such resolutions shall be in full force and effect as of the Closing Date.

                  SECTION 9.7. FIRPTA. Seller shall have delivered an affidavit, dated the Closing Date, pursuant to Section 1445 of the Code (Foreign Investment in Real Property Tax Act of 1980 affidavit) in substantially the form of Exhibit C (the "FIRPTA AFFIDAVIT").

                  SECTION 9.8. MATERIAL ADVERSE EFFECT. Since the date hereof, there shall not have occurred (i) a Material Adverse Effect or (ii) any event which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 9.9. BILL OF SALE. Seller shall have executed and delivered the Bill of Sale to Purchaser.

                  SECTION 9.10. OPINION OF THE SELLER'S COUNSEL. Purchaser shall have received the opinion, dated the Closing Date, of Seller's Counsel substantially in the form annexed hereto as Exhibit D ("SELLER'S OPINION OF COUNSEL").

                  SECTION 9.11. FINANCING. The financing contemplated by the highly confident letter of BT Securities Corporation, dated June 9, 1997 (the "HIGHLY CONFIDENT LETTER") (a copy of which has been previously delivered by Purchaser to Seller), shall be available to Purchaser on terms not materially less favorable than those contemplated thereby or alternative financing shall be available from another source, including a source identified by Seller, on terms



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



that in the aggregate, are not materially less favorable to Purchaser than the terms set forth in the Highly Confident Letter.

                  SECTION 9.12. LOOM PURCHASE. Seller shall have consummated the Loom Purchase.

                  SECTION 9.13. INTELLECTUAL PROPERTY. Seller shall have caused JPS Automotive Products Corp., a wholly-owned subsidiary of Seller ("JPS PRODUCTS"), to transfer to Purchaser all of its right, title and interest in all applications and registrations for Intellectual Property listed on SCHEDULE 4.13 annexed hereto that is owned by JPS Products.

                  SECTION 9.14. LIMITED PARTNER GUARANTEE. Collins & Aikman Products Co., the limited partner of Seller (the "LIMITED PARTNER"), shall have executed the Guarantee substantially in the form annexed hereto as Exhibit E (the "GUARANTEE").

                  SECTION 9.15. Intentionally left blank.

                  SECTION 9.16. 1994 FINANCIAL STATEMENTS. Seller shall have delivered to Purchaser the 1994 Financial Statements.

                  SECTION 9.17. SC SELLER'S AFFIDAVIT. Seller shall have delivered an affidavit, dated the Closing Date, pursuant to South Carolina Code
Section 12-8-580 et. seq. substantially in the form annexed hereto as Exhibit F (the "SC SELLER'S AFFIDAVIT").

                  SECTION 9.18. KEYBANK CONSENT. Purchaser shall have obtained the consent of KeyBank National Association ("KeyBank") under the Credit Agreement, dated as of May 21, 1997, among Purchaser, Phoenix Airbag GmbH and Automotive Safety Components International Limited, as borrowers, KeyBank, as administrative agent, and the lending institutions named therein. Purchaser agrees to use reasonable best efforts to obtain such consent.

                                   ARTICLE X.

                              DELIVERIES AT CLOSING

                  SECTION 10.1. DELIVERIES BY SELLER AT THE CLOSING. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser, the following items:

                  (a) The duly executed officer's certificates and certified resolutions referred to in SECTIONS 9.1, 9.2 and 9.6;

                  (b) The Consents listed on SCHEDULE 4.2 annexed hereto;

                  (c) Sellers' Opinion of Counsel;

                  (d) The Bill of Sale;

                  (e) Certificates issued by appropriate Governmental Authorities evidencing, as of a recent date, the good standing and tax status of the Seller in its jurisdiction of formation;

                  (f) A copy of the Certificate of Limited Partnership and the Partnership Agreement, certified by the President or a Vice President of the General Partner;

                  (g) Except to the extent physically located at the Business Real Property, the books and records necessary to operate the Business;

                  (h) All other previously undelivered documents that Seller is required to deliver to Purchaser pursuant to this Agreement;

                  (i) Duly executed and acknowledged transfer Tax and other required Tax forms reasonably required by Purchaser to consummate the transactions contemplated hereby, all in the form required by applicable Law;

                  (j) Duly executed warranty deed conveying the Business Real Property to Purchaser in form substantially similar to the deeds described on SCHEDULE 4.11(A) annexed hereto.

                  (k) Duly executed instrument of transfer conveying to Purchaser or a wholly-owned Subsidiary thereof all of the right, title and interest of JPS Products in all applications and registrations for Intellectual Property listed on SCHEDULE 4.13 annexed hereto that is owned by JPS Products;

                  (l) The Guarantee duly executed by the Limited Partner;

                  (m) The FIRPTA Affidavit; and

                  (n) The SC Seller's Affidavit.

                  SECTION 10.2. DELIVERIES BY PURCHASER AT THE CLOSING. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller, the following items:

                  (a) The duly executed officer's certificates referred to in SECTIONS 8.1, 8.2, and 8.5;

                  (b) The Consents listed on SCHEDULE 5.2 annexed hereto;

                  (c) Purchaser's Opinion of Counsel;

                  (d) The Bill of Sale;

                  (e) The Purchase Price in accordance with SECTION 2.4;

                  (f) A copy of the Certificate of Incorporation and By-Laws of the Purchaser, certified by the President or a Vice President of the Purchaser; and

                  (g) All other previously undelivered documents that Purchaser is required to deliver to Seller pursuant to this Agreement; and

                                   ARTICLE XI.

                                   TERMINATION

                  SECTION 11.1. TERMINATION. Anything in this Agreement to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing and in no other manner:

                  (a) By mutual written consent of Purchaser and Seller; or

                  (b) After September 15, 1997 (such date to be extended by one day for each day after July 14, 1997 that the 1994 Financial Statements are not delivered) by Purchaser or Seller (if such terminating party is not then in default of any obligation hereunder), if the Closing has not occurred on or before such date, unless such date is extended by mutual consent of the parties hereto.

                  (c) By either Purchaser or Seller, if any Governmental Agency shall have enacted, issued, promulgated, enforced or entered any Law or Judgment which has the effect of prohibiting consummation of the transactions contemplated hereby.

                  (d) By Purchaser, if it becomes apparent that any of the conditions (other than the financing condition set forth in SECTION 9.11) to the obligations of Purchaser contained in ARTICLE IX of this Agreement required to have been met on or prior to the Closing Date will be incapable of being met on or prior to the date specified in
         SECTION 11.1(B), and such failure has not been waived by Purchaser or cured by Seller.

                  (e) By Seller, if it becomes apparent that any of the conditions to the obligations of Seller contained in ARTICLE VIII of this Agreement required to have been met on or prior to the Closing Date will be incapable of being met on or prior to the date specified in SECTION 11.1(B), and such failure has not been waived by Seller or cured by Purchaser.

                  (f) By Seller if BT Securities, Inc. withdraws the Highly Confident Letter or Purchaser notifies Seller that BT Securities, Inc. has informed Purchaser that the financing contemplated by the Highly Confident Letter will not be obtained or that Purchaser has determined that such financing is not available.

                  (g) By Purchaser if (i) BT Securities, Inc. has withdrawn the Highly Confident Letter or BT Securities, Inc. has informed Purchaser that the financing contemplated by the Highly Confident Letter will not be obtained, (ii) Purchaser shall have so notified Seller, (iii) Purchaser shall have used reasonable best efforts to obtain alternative financing on terms that, in the aggregate, are not materially less favorable to Purchaser than the terms set forth in the Highly Confident Letter, and (iv) financing shall not be available to Purchaser from another source within 45 calendar days after Purchaser is notified that the Highly Confident Letter has been withdrawn or that the financing contemplated thereby will not be obtained, including a source identified by Seller, on terms that, in the aggregate, are not materially less favorable to Purchaser than the terms set forth in the Highly Confident Letter.

                  SECTION 11.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to SECTION 11.1, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in SECTIONS 6.4(B), 14.4, 14.5 and 14.9 and the Confidentiality Agreement, and except that nothing in this ARTICLE XI shall relieve any party hereto of any Liability for breach of any of the covenants or breach of any of the representations or warranties contained in this Agreement.

                                  ARTICLE XII.

              COVENANTS RELATING TO EMPLOYMENT AND EMPLOYEE MATTERS

                  SECTION 12.1. OFFER OF EMPLOYMENT, WELFARE AND FRINGE
BENEFITS.

                  (a) Effective as of the Closing Date, Purchaser shall offer employment to each Business Employee in the same positions and at the same level of wages and/or salary as in effect for such Business Employee on the business day immediately preceding the Closing Date; provided, however, except as may be specifically required by applicable law or any Contract, the Purchaser shall not be obligated to continue any employment relationship with any Transferred Business Employee for any specific period of time.

                  (b) Purchaser shall be solely responsible for all compensation accruing on and after the Closing Date with respect to Transferred Business Employees. Purchaser shall also assume as an Assumed Liability and be solely responsible for all compensation accrued but unpaid as of the Closing Date with respect to the Transferred Business Employees. Nothing in this SECTION 12.1(C) shall be construed in any way to limit or diminish the representations and warranties of Seller contained in
         ARTICLE IV hereof.

                  (c) Except as provided in SECTION 12(D) and subject to the reimbursement obligations referred to in this SECTION 12.1(C) below, Seller shall, with respect to Business Employees, continue to be responsible after the Closing Date for any welfare benefits or claims (whether submitted before, on or after the Closing Date) which will by reason of events which took place prior to the Closing Date become payable under any group insurance (including, without limitation, the Term Life Insurance under the Group Protection Plan for Employees of JPS automotive L.P. (Salaried Employees) and (Hourly Employees) (the "SELLER'S GROUP LIFE POLICY"), the Group Long Term Disability Insurance Income Protection for Salaried Employees of JPS Automotive L.P., the JPS Automotive L.P. Voluntary Group Accident Insurance Programs for Full-Time Hourly Employees and their Families and the JPS Automotive Voluntary Group Accident Insurance Programs for Salaried Employees and their Families), welfare benefits for purposes of complying with the workman's compensation law or group health or dental plan (including, without limitation, the Health Care Plan for Employees or Dependents of The Group Protection Plan for Employees of JPS Automotive L.P., (the "SELLER'S GROUP HEALTH PLAN") and the JPS Automotive L.P. Flexible Benefits Program (the "SELLER'S FLEXIBLE BENEFIT PROGRAM")), in each case, affecting Business Employees. Subject to the reimbursement obligations referred to in this SECTION 12.1(C) below, Seller shall continue to be responsible for any benefits or claims under such plans arising by reason of events which took place before the Closing Date. In the case of health benefits, the event referred to in the foregoing sentence is the provision of the service for which reimbursement or payment is sought by the employee and in the case of long-term disability benefits, the event referred to is the onset of disability. Subject to the reimbursement obligations referred to in this SECTION 12.1(C) below, on or after the Closing Date, Seller shall continue to be responsible for extended benefits after termination provided to Transferred Business Employees who are hospitalized at the Closing Date under the terms of Seller's group health or dental plan (the "EXTENDED HEALTH BENEFITS") and extended death benefits for Business Employees who are disabled at the Closing Date under the Seller's Group Life Policy. After the Closing Date, Seller shall continue to honor claims by Business Employees under the JPS Automotive L.P. Dependent Care Spending Account Program (the "SELLER'S DEPENDENT CARE PROGRAM"), with respect to deferrals made by such Business Employees during 1997 up to the Closing Date, based on eligible dependent care expenses incurred at any time during 1997, whether before or after the Closing Date. Any out-of-pocket expenses incurred by Seller (including the amount of claims paid by it, the direct out-of-pocket costs of processing those claims and a pro rata share of indirect out-of-pocket costs, including without limitation, the pro rata share of administrative fees to third party administrators of the Plans) by reason of the payment of claims under this SECTION 12.1(C), to the extent not covered by insurance, shall be billed to Purchaser and promptly reimbursed to Seller; provided, however, that nothing contained in this sentence shall undermine the ability of Purchaser to make a claim for a breach of a representation or warranty.

                  (d) Purchaser shall assume as an Assumed Liability and be solely responsible for all Liability of Seller for post-retirement medical and post-retirement life insurance benefits and/or coverage for Business Employees (including without limitation Transferred Business Employees) and Former Business Employees and any dependents of such Business Employees and Former Business Employees. Nothing in this
         Section 12.1(d) shall be construed in any way to limit or diminish the representations and warranties of Seller contained in ARTICLE IV hereof.

                  (e) Purchaser shall make available to all Transferred Business Employees who are participating in Seller's group health and medical plan immediately prior to the Closing Date group health and medical coverage which has no waiting period for such Transferred Business Employees with respect to eligibility to enroll and participate and no exclusions or limitations based on preexisting conditions for such Transferred Business Employees, other than any waiting periods with respect to such exclusions or limitations already applicable to such Transferred Business Employees, if not longer than would otherwise be applicable under Purchaser's Plan. For purposes of determining the amount of any benefit under Purchaser's group health and medical plan, all service of Transferred Business Employees credited under Seller's group health and medical plan shall be treated as service with Purchaser. If the employment of a Transferred Business Employee is terminated by Purchaser on or after the Closing Date, Purchaser shall fulfill its obligations, to the extent required by law with respect to such Transferred Business Employee under Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA"). Seller shall be required to comply with the provisions of COBRA, to the extent required by law, for Business Employees and Former Business Employees who do not become Transferred Business Employees and Purchaser shall have no Liability under COBRA as to Business Employees or Former Business Employees who do not become Transferred Business Employees.

                  SECTION 12.2. SELLER PLANS.

                  (a) As of the Closing Date, Seller agrees to take all action necessary, including amendment of the Retirement Pension Plan for Employees of JPS Automotive L.P. (the "SELLER'S RETIREMENT PLAN") to fully vest the accrued benefits of all Transferred Business Employees under the Seller's Retirement Plan. Accrued benefits having an actuarial present value of $3,500 or less based on the interest assumption currently in the Sellers's Retirement Plan for such purpose will automatically be cashed out in accordance with current provisions of such plan and shall be eligible for direct rollover at the distributee's election.

                  (b) Purchaser shall, effective as of the Closing Date, establish or designate a plan intended to qualify under Section 401(a) of the Code and a trust maintained thereunder intended to be exempt from federal income taxation under Section 401 of the Code for the benefit of Transferred Business Employees ("PURCHASER'S PLAN").



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



         Purchaser shall cause Purchaser's Plan to accept as a rollover contribution, pursuant to Sections 401(a)(31) and 402(c) of the Code, the lump sum value of the accrued benefits from Seller's Retirement Plan as to which Transferred Business Employees' designate Purchaser's Plan as the recipient of rollover contributions. Seller agrees to notify the Transferred Business Employees that if they receive a lump sum distribution from Seller's Retirement Plan they have the option to take such distribution in cash or make a direct rollover pursuant to Sections 401(a)(31) and 402(c) of the Code to an individual retirement account or annuity or to Purchaser's Plan. All such rollover contributions shall be required to be in cash. Purchaser agrees to accept rollover contributions from Transferred Business Employees who elect to make such rollover within 180 days following the Closing Date.

                  (c) The Business Employees participate in the Savings, Investment and Profit Sharing Plan of JPS Automotive, L.P. ("SELLER'S SAVINGS PLAN"). No earlier than January 1, 1998 and no later than March 31, 1998 (or as soon as practicable thereafter), the Seller shall cause the trustee of the Seller's Savings Plan to transfer to the funding agent of Purchaser's Plan, for the benefit of Transferred Business Employees, an amount, in cash, equal to the total account balances, including actual investment earnings or losses through the date of the last valuation, held under the Seller's Savings Plan for the Transferred Business Employees, except for any amounts as to which withdrawal requests have been duly submitted prior to such transfer and which shall be paid by the Seller's Savings Plan to Transferred Business Employees in accordance with ERISA and the Code and the terms of the Seller's Savings Plan (the "TRANSFERRED ASSETS"). Purchaser's Plan shall provide, as of the date of such transfer, benefits for each Transferred Business Employee which are equal to such Transferred Business Employees' respective account balances (including any net earnings or losses accrued thereon from the Closing Date to the actual date of the last valuation) under the Seller's Savings Plan as of the date of the last valuation in addition to the account balance (if any) to which such Transferred Business Employees are entitled based on their participation in Purchaser's Plan on and after the Closing Date. Pending the transfer of the Transferred Assets, the accounts of the Transferred Business Employees shall remain in the trust fund for the Seller's Savings Plan and Seller shall cause the trustee of the Seller's Savings Plan to pay any current benefits or make any distributions to Transferred Business Employees, including but not limited to such benefits as may be payable to Transferred Business Employees on account of termination of employment with Purchaser, as they become due. Between the date hereof and the date of transfer of the Transferred Assets, Seller shall administer the Seller's Savings Plan in compliance with all the applicable laws.

                  (d) Seller and Purchaser agree to provide each other with such records and information as they may reasonably request relating to their respective obligations under this section or the administration of the Seller's Savings Plan or Purchaser's Plan.

                  SECTION 12.3. CREDITING OF SERVICE. From and after the Closing Date, Purchaser shall credit to the Transferred Business Employees, for all purposes under all employee benefit plans, employee benefit arrangements and employee compensation policies and practices of Purchaser, all prior service recognized by Seller with respect to such Transferred Business Employees immediately prior to the Closing Date for purposes of eligibility to participate in, vesting or payment of benefits under, and eligibility for early retirement or any subsidized benefit provided under, but not, except as provided in SECTION
12.1 and this SECTION 12.3, for purposes of determining the amount of any benefit under any employee benefit plan (including but not limited to any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by Purchaser. For purposes of computing deductible amounts (or like adjustments or limitations on coverage) under any "welfare plan" (as defined in Section 3(1) of ERISA), expenses and claims previously recognized for similar purposes under the applicable welfare plan of Seller shall be credited or recognized under Purchaser's welfare plan. Notwithstanding anything in this SECTION 12.3 to the contrary, Purchaser shall give the Transferred Business Employees full credit for all prior service recognized by Seller with respect to such Transferred Business Employees immediately prior to the Closing Date under the Purchaser's vacation pay plan or policy.

                  SECTION 12.4. NO RIGHTS TO EMPLOYEES. Nothing in this Agreement expressed or implied shall confer upon any employee or legal representative thereof or any collective bargaining agent any rights or remedies, including, without limitation, any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

                                  ARTICLE XIII.

                                INDEMNIFICATION

                  SECTION 13.1. SURVIVAL. All of the representations and warranties of Seller contained in ARTICLE IV of this Agreement or in any certificate delivered by Seller pursuant to this Agreement shall survive the Closing and continue in full force and effect: (a) in the case of the representations and warranties of Seller contained in SECTION 4.22, until five months after the expiration of the statute of limitations with respect to the matter to which the claim relates, (b) in the case of the representations and warranties of Seller contained in SECTION 4.21, August 15, 2000, (c) in the case of the representations and warranties of Seller contained in SECTION 4.11(A), until November 11, 2006, and (d) in the case of any other representation or warranty of Seller contained in this Agreement (other than the representations and warranties of Seller contained in SECTIONS 4.1, 4.3, and 4.24 (collectively the "PERPETUAL REPRESENTATIONS")) or any certificate delivered by Seller for a period of sixteen months from the Closing Date; provided however that Purchaser will give written notice to Seller of any matter of which it becomes aware as to which it intends to make a claim in respect of any of the representations and warranties referred to in this clause (d) as promptly as practicable after Purchaser has actual knowledge of facts which a reasonable person (having knowledge of this Agreement) would believe reasonably might impose Liability on Seller pursuant to the indemnification provisions of this Agreement. Notwithstanding



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the foregoing, (i) any notice given in accordance with SECTION 14.1 of this
Agreement claiming an alleged breach of any representation or warranty hereunder will without further action extend the survival period for the representation or warranty alleged to have been breached as applied to the circumstances set forth in such notice until immediately after the final resolution of the matter and
(ii) to the extent that any representation or warranty of Seller is qualified by the phrase "Material Adverse Effect," the portion of the definition of such phrase that states "or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement" shall not survive the Closing. The Perpetual Representations, the representations and warranties of Purchaser contained in SECTIONS 5.1 AND 5.4, and all of the covenants of Seller and Purchaser contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.

                  SECTION 13.2. INDEMNIFICATION PROVISIONS FOR BENEFIT OF PURCHASER.

                  (a) Seller agrees to indemnify Purchaser and its Affiliates against (i) any Damages Purchaser suffers arising out of or resulting from Seller's breach of any of its representations, warranties or covenants contained in this Agreement or any certificate delivered by Seller pursuant to this Agreement and provided that, as to any claim for breach of representations or warranties, Purchaser makes a written claim for indemnification against Seller within the applicable survival period, if applicable, and (ii) any and all Damages related to any of the Excluded Liabilities; provided, however, Seller shall not have any obligation to indemnify Purchaser from and against any Damages resulting from the breach of any representation or warranty of Seller (as opposed to any covenant of Seller) contained in ARTICLE IV of this Agreement (other than Perpetual Representations): (x) until Purchaser has suffered aggregate Damages, by reason of all such breaches (excluding breaches or series of related breaches resulting in Damages of less than $5,000), in excess of $250,000 (or $150,000 in the event of a breach of SECTION 4.28 hereof (the "PLAN BASKET")) (the "DEDUCTIBLE") (after which point Seller will be obligated only to indemnify Purchaser from and against further Damages in excess of the Deductible), (y) in the case of a breach, or alleged breach, of the representations and warranties contained in SECTION 4.21, to the extent that Purchaser has not complied with the provisions of SECTION 13.5, or
         (z) notwithstanding anything to the contrary contained in this Agreement, to the extent the aggregate amount that Seller has actually indemnified Purchaser for prior breaches of representations and warranties of Seller contained in ARTICLE IV of this Agreement exceeds the Purchase Price (the "CAP"). Breaches of SECTION 4.28 shall be applied first against the Plan Basket and thereafter, to the extent of any excess, against the $250,000 Deductible.

                  (b) Without limiting the generality or effect of the foregoing, Seller shall indemnify, defend and hold harmless Purchaser and any of its Affiliates from and against any and all Damages resulting from or arising out of any of the following:



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                           (i)   Subject to SECTION 13.5, any business or
                  property formerly operated by the Business or any predecessor but not operated by the Business or included in the Acquired Assets at the Closing;

                           (ii) Any claim of any creditor of Seller or any of its Affiliates that is not an Assumed Liability, whether arising prior to, on or after the Closing Date; or

                           (iii) except with respect to the Plans identified
                  under Items 1, 2, 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, 20, and 25
                  on SCHEDULE 4.18(A) annexed hereto and in SCHEDULE 4.18(J))
                  (x) any Liability to any Former Business Employee or any employee of any predecessor of Seller as of the Closing Date arising under any employee welfare benefit plan, including, without limitation, post-retirement health benefits, to the extent not fully funded immediately prior to the Closing and
                  (y) except as set forth in SECTION 13.3(W) below, any severance or other benefit payable to any Business Employee or Former Business Employee by reason of this Agreement or the transactions contemplated hereby, including, without limitation, any stay bonus, golden parachute or other change-in-control payment or benefit;

                           (iv)  (A) Any breach of the 1994 Acquisition
                  Agreement by JPSGP Inc., Foamex-JPS Automotive L.P., Seller or any of their respective Affiliates to the extent occurring or commencing, in whole or in part, prior to the closing date thereof and (B) all Taxes of another Person assumed by Seller pursuant to the 1994 Acquisition Agreement which Seller is obligated to pay.

                  (c) The Indemnification provided for in SECTIONS 13.2(A) and 13.2(B) shall survive any investigation at any time made by or on behalf of Purchaser or any knowledge or information that Purchaser may have.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, including this SECTION 13.2, Purchaser shall not be entitled to indemnity hereunder if and to the extent that there has been an increase in a Liability or contra-asset with respect to the matter for which indemnification is sought in the period from May 3, 1997 to the Closing Date as reflected on the Closing Date Balance Sheet as finally adjusted in connection with the computation of Actual Net Worth Amount.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, including this SECTION 13.2, Purchaser shall not be entitled to indemnity hereunder for any breach of SECTION 4.11(A), until Purchaser has first made, or has caused Seller to first make, a demand against the insurer under any available title insurance and Purchaser has concluded in its sole discretion that such insurer is unable or unwilling to comply with such demand.



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                  SECTION 13.3. INDEMNIFICATION PROVISIONS FOR BENEFIT OF
SELLER. Purchaser agrees to indemnify Seller and its Affiliates against any Damages Seller suffers arising out of or resulting from (w) any Liability incurred by Seller for a severance payment to any Transferred Business Employee to the extent that such Liability results from the failure of Purchaser to offer a benefit package that is comparable to the benefit package maintained by Seller with respect to such employee, (x) the Assumed Liabilities, (y) any other obligation or liability of the Business of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising with respect to periods on or after the Closing, including, without limitation, with respect to employee benefit plans, practices and arrangements of the Purchaser and with respect to all compensation accruing on and after the Closing Date with respect to Transferred Business Employees (other than Excluded Liabilities) or (z) Purchaser's breach of any of its representations, warranties or covenants contained in this Agreement or any certificate delivered by Purchaser pursuant to this Agreement and provided that, as to any claim for breach of representations or warranties, Seller makes a written claim for indemnification against Purchaser within the applicable survival period. Nothing in this SECTION 13.3 shall be construed in any way to limit or diminish the representations and warranties of Seller contained in
ARTICLE IV hereof.

                  SECTION 13.4. MATTERS INVOLVING THIRD PARTIES.

                  (a) If any third party notifies any party hereto (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against the other party hereto (the "INDEMNIFYING PARTY") under this ARTICLE XIII, then the Indemnified Party shall use reasonable efforts to notify the Indemnifying Party thereof promptly and in any event within ten days after receiving any written notice from a third party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is actually prejudiced thereby.

                  (b) Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may, subject to the Indemnifying Party's rights to assume the defense of such matter pursuant to paragraph (c) below, defend against the matter in any manner it deems appropriate.

                  (c) The Indemnifying Party may at any point in time choose to assume the defense of all of such matter, in which event:

                           (i) the Indemnifying Party shall defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party,

                           (ii) the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying Party shall be responsible for the fees



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                  and expenses of one separate co-counsel for all Indemnified
                  Parties to the extent the Indemnified Party is advised, in writing by its counsel, that either (x) the counsel the Indemnifying Party has selected has a conflict of interest, or
                  (y) there are legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party (but only to the extent of such additional defenses)), and

                           (iii) the Indemnifying Party shall reimburse the
                  Indemnified Party for the reasonable costs of defense or investigation for the period prior to the assumption of the defense.

                  (d) Assumption of the defense of any matter by the Indemnifying Party shall without further action constitute an irrevocable waiver by the Indemnifying Party of its right to claim at a later date that such third party action for which the defense was assumed is not a proper matter for indemnification pursuant to this
         ARTICLE XIII.

                  (e) The Indemnified Party shall not consent to the entry of a Judgment or enter into any settlement with respect to any matter which may give rise to a claim for indemnification without the prior written consent of the Indemnifying Party, which consent may not be unreasonably withheld or delayed. The Indemnifying Party shall not consent to the entry of a Judgment with respect to any matter which may give rise to a claim for indemnification or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

                  SECTION 13.5. CERTAIN LIMITATIONS ON ENVIRONMENTAL INDEMNIFICATION.

                  (a) Purchaser and Seller agree that except as provided in this Agreement or the Guarantee, Purchaser forever waives any right it has or may in the future have against the Parent Entities or Seller under any Environmental Law (collectively, "ENVIRONMENTAL LOSSES").

                  (b) Notwithstanding any other provision of this Agreement to the contrary, Seller shall have no obligation to indemnify Purchaser pursuant to SECTION 13.2 for Environmental Losses unless, and only to the extent that, after the Closing Date, Purchaser, or any of its Affiliates, incurs, undertakes to incur, or becomes liable to incur Costs of Remediation as a result of a breach of this Agreement; provided, however, that nothing herein will require that Costs of Remediation be incurred, undertaken to be incurred or liable to be incurred prior to the expiration of the survival period set forth in
         SECTION 13.1 so long as notice of breach or alleged breach or claim for Costs of Remediation is given during the survival period. Such "Costs of Remediation" shall be the



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         sole basis for calculating Damages arising out of Environmental Losses pursuant to SECTION 13.2, and shall be limited to those costs that are necessary:

                           (i) in accordance with Environmental Laws in effect
                  at the time such costs are incurred, to respond to a Release of any Hazardous Materials that first occurred in whole or in part at, on, under, in or from the Business Real Property, Leased Business Real Property or formerly owned, leased or operated properties or third party properties with respect to the Business prior to the Closing Date;

                           (ii) to bring Purchaser from any non-compliance with
                  Environmental Laws with respect to the Business first occurring in whole or in part prior to the Closing Date into compliance with all Environmental Laws with respect to the Business in effect as of the time the Costs of Remediation are incurred; or

                           (iii) in accordance with Environmental Laws in effect
                  at the time such costs are incurred, to respond to any legal proceedings, notices, requests for information, investigations or claims under Environmental Laws with respect to the Business brought by third parties;

provided, however, Seller shall not be required to indemnify Purchaser for Costs of Remediation to the extent arising solely out of the knowing acts or knowing omissions of Purchaser occurring after the Closing Date.

                  (c) Seller waives any right it may have under any Environmental Law against Purchaser for any matter to the extent arising out of a breach by Seller of SECTION 4.21.

                  (d) If a dispute arises with respect to whether a claim for Costs of Remediation meets the requirements of SECTION 13.5(B)(I),
         (II), and (III) (without respect to whether there has been a breach of the representations and warranties of SECTION 4.21), and such dispute cannot be resolved within 20 days of written notice of the dispute, the parties shall select within 14 days thereafter a mutually satisfactory qualified environmental consultant who is a professional engineer (the "ENVIRONMENTAL ARBITRATOR"). The Environmental Arbitrator shall review the information relevant to the dispute provided by the parties and within 30 days render a decision as to whether or not the Costs of Remediation meet the requirements of SECTION 13.5(B)(I), (II) and (III) (without respect to whether there has been a breach of the representations and warranties of SECTION 4.21) by applying the standards set forth in this SECTION 13.5. Any fees charged by the Environmental Arbitrator shall be allocated as determined by the Environmental Arbitrator between Purchaser and Seller. If an Environmental Arbitrator cannot be agreed upon within the aforesaid period, the parties shall direct the American Arbitration Association ("AAA") to immediately provide a list of six potential arbitrators who are qualified environmental consultants each of whom is a professional engineer. From the list provided, each party shall have the opportunity to strike one name, and the AAA shall appoint the



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         Environmental Arbitrator from the remaining names. The final determination of the Environmental Arbitrator shall be final and binding on the parties and there shall be no appeal from or reexamination of such final determination, except for fraud, perjury, or misconduct by the Environmental Arbitrator prejudicing the rights of any party, and to correct manifest clerical errors. Purchaser and Seller may enforce any final determination of the Environmental Arbitrator in any court of competent jurisdiction.

                  SECTION 13.6. CERTAIN ADDITIONAL PROVISIONS RELATING TO INDEMNIFICATION.

                  (a) Notwithstanding SECTION 14.12, after the Closing Date, the indemnification provisions set forth in this ARTICLE XIII shall constitute the sole and exclusive recourse and remedy available to the parties hereto with respect to the breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement except for actual fraud.

                  (b) The Indemnifying Party shall have no obligation to indemnify or hold harmless the Indemnified Party pursuant to this
         ARTICLE XIII for any Damages to the extent that the Indemnified Party or its Affiliates have actually recovered such Damages (net of expenses or other costs (including without limitation attorneys' fees and expenses) of recovery and any retroactive or retrospective premium increases resulting from such recovery, including without limitation obligations engendered thereby) from any Person other than the Indemnifying Party or any Affiliate thereof.

                  (c) The Indemnified Party hereby assigns to the Indemnifying Party any right the Indemnified Party may have against any Person (other than the Indemnifying Party, the Indemnified Party and any Affiliate of any of the foregoing), including, without limitation, any Insurance company, to recover any Damages or other amounts that the Indemnifying Party has paid to the Indemnified Party pursuant to this
         ARTICLE XIII. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party, at the Indemnifying Party's sole cost and expense, in connection with the Indemnifying Party's efforts to pursue such rights, including, without limitation, providing reasonable access to the Indemnified Party's personnel, books and records, making its personnel and those of its Affiliates reasonably available for deposition and testimony and executing such additional instruments of assignment to evidence the assignment of such rights. In the event such rights by their terms may not be assigned, the Indemnified Party agrees to pursue its rights against such other Person, at the sole cost and expense and direction of the Indemnifying Party, and to remit to the Indemnifying Party any recovery.

                  (d) To the extent permitted by applicable Law, any payments by an Indemnifying Party under this ARTICLE XIII shall be treated as an adjustment to the Purchase Price for all foreign, federal, state and local income tax purposes.



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                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

                  SECTION 14.1. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to Seller and to Purchaser at the addresses indicated below:

      If to Purchaser:              Safety Components, International, Inc.
                                    3190 Pullman Street
                                    Cosa Mesa, CA 92626
                                    Attention: Jeffrey J. Kaplan
                                    Fax: (714) 662-7649

      With a copy to:               Shereff, Friedman, Hoffman & Goodman, LLP
      (which shall not constitute   919 Third Avenue
      notice)                       New York, New York 10022
                                    Attention: Richard A. Goldberg, Esq.
                                    Fax: (212) 758-9526

      If to Seller:                 JPS Automotive L.P.
                                    c/o Collins & Aikman Products Co.
                                    701 McCullough Drive
                                    Charlotte, North Carolina 28232
                                    Attention: Chief Executive Officer
                                    Fax: (704) 548-2208

      with a copy to:               Collins & Aikman Products Co.
      (which shall not constitute   201 Madison Avenue, 6th Floor
      notice)                       New York, New York 10016
                                    Attention: Elizabeth Philipp, Esq.
                                    Fax: (212) 578-1269


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                  and

                                    Jones, Day, Reavis & Pogue
                                    599 Lexington Avenue
                                    New York, New York 10022
                                    Attention: Robert A. Profusek, Esq.
                                    Fax: (212) 755-7306

or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

                  SECTION 14.2. AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

                  SECTION 14.3. ASSIGNMENT AND PARTIES IN INTEREST.

                  (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of Law or otherwise) by either party hereto except with the prior written consent of the other party hereto, provided, however, that (i) prior to or after the Closing, Purchaser may assign all of its rights hereunder to any Affiliate of Purchaser, provided that no such assignment will relieve Purchaser of its obligations hereunder unless such assignment is made at Closing and provided further that such assignment shall not hinder, delay or prevent the Closing, and (ii) Purchaser has a one-time right to assign all of its rights hereunder to any other Person which acquires all or substantially all of the Acquired Assets.

                  (b) Except as provided in Article XIII, this Agreement (including, without limitation, ARTICLE XII) shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns. Business Employees are not third party beneficiaries of this Agreement.

                  SECTION 14.4. ANNOUNCEMENTS. All press releases, notices to customers and suppliers and similar public announcements prior to or within five days after the Closing Date with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Purchaser and Seller prior to the issuance thereof; provided that either party may make any public disclosure it believes in good faith is required by Law, regulation or rule of any stock exchange on which its securities are traded (in which case the disclosing party shall use reasonable efforts to advise the other party prior to making such disclosure and to provide the other party a reasonable opportunity to review the proposed disclosure).



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                  SECTION 14.5. EXPENSES. Except as expressly set forth in this
Agreement, each party to this Agreement shall bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

                  SECTION 14.6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  SECTION 14.7. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 14.8. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                  SECTION 14.9. GOVERNING LAW; JURISDICTION.

                  (a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts made and performed therein.

                  (b) The parties hereto irrevocably submit to the exclusive in personam jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable Law, each of the parties hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, (i) any claim that (A) any proceeding arising out of or relating to this Agreement may be brought in another jurisdiction (except a proceeding brought by a third party) or (B) that it is not subject to the in personam jurisdiction of any court referenced in the first sentence of this clause (b), (ii) any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and (iii) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 14.10. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of



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strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) an accounting term not otherwise defined has the meaning assigned to by GAAP; (c) "or" is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; and (f) "$" means the currency of the United States of America.

                  SECTION 14.11. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 14.12. SPECIFIC PERFORMANCE. Without limiting or waiving in any respect any rights or remedies of Purchaser under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the day and year first written above.

SELLER:                             JPS AUTOMOTIVE L.P.

                                    BY:  PACJ, Inc.
                                    Its: General Partner


                                    BY: /s/ J. Michael Stepp
                                       ----------------------------
                                          Name: J. Michael Stepp
                                          Title: Executive Vice President &
                                                 Chief Financial Officer


PURCHASER:                          SAFETY COMPONENTS INTERNATIONAL, INC.


                                    BY: /s/ Jeffrey J. Kaplan
                                       ----------------------------
                                          Name:  Jeffrey J. Kaplan
                                          Title: Executive Vice President and
                                                   Chief Financial Officer